Exhibit 2







                    TRANSACTION AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                               HSBC HOLDINGS PLC,

                          REPUBLIC NEW YORK CORPORATION

                                       AND

                          SAFRA REPUBLIC HOLDINGS S.A.





                            DATED AS OF MAY 10, 1999



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                                TABLE OF CONTENTS

                    TRANSACTION AGREEMENT AND PLAN OF MERGER

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                                                                      ----
                                    ARTICLE I

                                   THE MERGER

     1.1  THE MERGER.......................................................2
     1.2  EFFECTIVE TIME...................................................2
     1.3  EFFECTS OF THE MERGER............................................2
     1.4  EFFECT ON THE COMPANY CAPITAL STOCK..............................2
     1.5  EXCHANGE PROCEDURES..............................................3
     1.6  OPTIONS..........................................................5
     1.7  RESTRICTED SHARES................................................6
     1.8  1998 LONG TERM INCENTIVE COMPENSATION PLAN.......................6
     1.9  ARTICLES OF INCORPORATION........................................7
     1.10  BYLAWS..........................................................7
     1.11  DIRECTORS AND OFFICERS OF SURVIVING CORPORATION.................7
     1.12  INTEGRATION OF LEGAL ENTITIES...................................7

                                   ARTICLE II

                         CLOSING; DISCLOSURE; STANDARDS

     2.1  CLOSING DATE.....................................................7
     2.2  DELIVERIES AT CLOSING............................................8
     2.3  DISCLOSURE SCHEDULES.............................................8

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     3.1  CORPORATE ORGANIZATION...........................................9
     3.2  CAPITALIZATION...................................................10
     3.3  AUTHORITY; NO VIOLATION..........................................11
     3.4  CONSENTS AND APPROVALS...........................................12
     3.5  REPORTS..........................................................13
     3.6  FINANCIAL STATEMENTS.............................................13
     3.7  BROKER'S FEES....................................................14
     3.8  ABSENCE OF CERTAIN CHANGES OR EVENTS.............................14
     3.9  LEGAL PROCEEDINGS................................................15
     3.10  TAX MATTERS.....................................................15
     3.11  EMPLOYEE BENEFITS PLANS; ERISA..................................15
     3.12  SEC REPORTS.....................................................19
     3.13  LICENSES; COMPLIANCE WITH APPLICABLE LAW........................19
     3.14  CERTAIN CONTRACTS...............................................19

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     3.15  AGREEMENTS WITH REGULATORY AGENCIES.............................20
     3.16  DERIVATIVE INSTRUMENTS..........................................20
     3.17  UNDISCLOSED LIABILITIES.........................................21
     3.18  ENVIRONMENTAL MATTERS...........................................21
     3.19  YEAR 2000.......................................................22
     3.20  LABOR MATTERS...................................................22
     3.21  FAIRNESS OPINION................................................22
     3.22  TRANSACTIONS WITH AFFILIATES....................................22

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF WEST EUROPE

     4.1  CORPORATE ORGANIZATION...........................................23
     4.2  CAPITALIZATION...................................................24
     4.3  AUTHORITY; NO VIOLATION..........................................25
     4.4  CONSENTS AND APPROVALS...........................................25
     4.5  REPORTS..........................................................26
     4.6  FINANCIAL STATEMENTS.............................................26
     4.7  BROKER'S FEES....................................................27
     4.8  ABSENCE OF CERTAIN CHANGES OR EVENTS.............................27
     4.9  LEGAL PROCEEDINGS................................................28
     4.10  TAX MATTERS.....................................................28
     4.11  EMPLOYEE BENEFITS PLANS; ERISA..................................28
     4.12  LICENSES; COMPLIANCE WITH APPLICABLE LAW........................31
     4.13  CERTAIN CONTRACTS...............................................31
     4.14  AGREEMENTS WITH REGULATORY AGENCIES.............................32
     4.15  DERIVATIVE INSTRUMENTS..........................................32
     4.16  UNDISCLOSED LIABILITIES.........................................33
     4.17  ENVIRONMENTAL MATTERS...........................................33
     4.18  YEAR 2000.......................................................33
     4.19  LABOR MATTERS...................................................34
     4.20  FAIRNESS OPINION................................................34
     4.21  TRANSACTIONS WITH AFFILIATES....................................34

                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF PARENT

     5.1  CORPORATE ORGANIZATION...........................................34
     5.2  AUTHORITY; NO VIOLATION..........................................35
     5.3  CONSENTS AND APPROVALS...........................................36
     5.4  FINANCING........................................................36
     5.5  FINANCIAL REPORTS................................................36
     5.6  LITIGATION; REGULATORY ACTION....................................37
     5.7  ABSENCE OF CERTAIN CHANGES.......................................37

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     5.8  YEAR 2000........................................................37

                                   ARTICLE VI

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

     6.1  CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE TIME..................38
     6.2  FORBEARANCES OF THE COMPANY AND SRH..............................38
     6.3  COVENANTS OF PARENT..............................................40

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

     7.1  REGULATORY MATTERS...............................................40
     7.2  ACCESS TO INFORMATION............................................42
     7.3  BOARD RECOMMENDATIONS............................................43
     7.4  OTHER OFFERS.....................................................43
     7.5  STOCKHOLDER APPROVAL.............................................44
     7.6  LEGAL CONDITIONS TO MERGER.......................................45
     7.7  INDEMNIFICATION; DIRECTORS'AND OFFICERS'INSURANCE................45
     7.8  FURTHER ASSURANCES...............................................46
     7.9  ADVICE OF CHANGES................................................47
     7.10  EMPLOYEE BENEFITS...............................................47
     7.11  TAKEOVER STATUTES...............................................48
     7.12.  ENVIRONMENTAL AUDIT............................................48
     7.13.  THE OFFER......................................................48
     7.14  MERGER SUB......................................................49

                                  ARTICLE VIII

                              CONDITIONS PRECEDENT

     8.1  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER.......49
     8.2  CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB...............50
     8.3  CONDITIONS TO OBLIGATIONS OF THE COMPANY.........................51

                                   ARTICLE IX

                            TERMINATION AND AMENDMENT

     9.1  TERMINATION......................................................51
     9.2  EFFECT OF TERMINATION............................................53
     9.3  AMENDMENT........................................................53
     9.4  EXTENSION; WAIVER................................................53

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                                    ARTICLE X

                               GENERAL PROVISIONS

     10.1  NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.......53
     10.2  EXPENSES........................................................54
     10.3  NOTICES.........................................................54
     10.4  INTERPRETATION..................................................55
     10.5  COUNTERPARTS....................................................56
     10.6  ENTIRE AGREEMENT................................................56
     10.7  GOVERNING LAW...................................................56
     10.8  SEVERABILITY....................................................56
     10.9  PUBLICITY.......................................................56
     10.10 ASSIGNMENT; THIRD PARTY BENEFICIARIES.......................... 56
     10.11 WAIVER OF JURY TRIAL............................................57
     10.12 DEFINITIONS AND USAGE...........................................57


Exhibit A - Option Agreement

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                    TRANSACTION AGREEMENT AND PLAN OF MERGER

                  TRANSACTION AGREEMENT AND PLAN OF MERGER, dated as of May 10, 1999 (this "Agreement"), by and among HSBC Holdings plc, a public limited company organized and existing under the laws of England ("Parent"), Republic New York Corporation, a Maryland corporation (the "Company") and Safra Republic Holdings S.A., a societe anonyme organized and existing under the laws of Luxembourg ("SRH").

                  WHEREAS, Parent has determined that it is in its best interests and in the best interests of Parent's stockholders to consummate the business combination transaction provided for herein in which an existing or newly formed, wholly owned Maryland corporate subsidiary of Parent ("Merger Sub") will, subject to the terms and conditions set forth herein, merge with and into the Company (the "Merger") so that the Company is the surviving and successor corporation (hereinafter sometimes called the "Successor Corporation") in the Merger;

                  WHEREAS, Parent has determined that it is in its best interests and in the best interests of Parent's stockholders for a newly formed wholly owned subsidiary of Parent ("Offer Sub"), subject to the terms and conditions set forth herein, to make an offer (the "Offer") to acquire all of the outstanding shares of SRH Common Stock (as defined in Section 4.2) not owned by the Company;

                  WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders to consummate the Merger, subject to the terms and conditions set forth herein;

                  WHEREAS, the Board of Directors of SRH has determined that it is in the best interests of SRH and its stockholders for its stockholders to sell their shares of SRH pursuant to the Offer;

                  WHEREAS, as a condition to, and concurrently with, the execution of this Agreement, Parent is entering into a Stockholders Agreement (the "Stockholder Agreement") with RNYC Holdings Limited, Congregation Beit Yaakov (together with RNYC Holdings Limited, the "Stockholder"), Saban S.A. (the "Stockholder Parent") and Mr. Edmond J. Safra, and certain of their respective affiliates pursuant to which the Stockholder has agreed to vote in favor of the Merger;

                  WHEREAS, as a condition to, and concurrently with, the execution of, this Agreement, Parent and the Company are entering into a stock option agreement (the "Option Agreement") in the form attached hereto as Exhibit A;

                  WHEREAS, prior to the date hereof the Board of Directors of the Company has approved and declared advisable this Agreement and the Merger and has approved (including for purposes of Sections 3-601 through 3-604 and 3-701 through 3-709 of the General Corporation Law of the State of Maryland (the "MGCL")) the Option Agreement and the Stockholder Agreement, upon the terms and subject to the conditions set forth herein and therein;

                  WHEREAS, the Board of Directors of SRH has approved this Agreement and the Offer and has recommended the Offer, upon the terms and subject to the conditions set forth herein;

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                  WHEREAS, upon its formation,  Merger Sub will execute and
deliver a copy of this Agreement and become a party hereto; and

                  WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and the Offer and also to prescribe certain conditions to the Merger and the Offer.

                  NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

                  1.1 THE MERGER. Subject to the terms and conditions of this Agreement, in accordance with the MGCL, at the Effective Time (as defined in Section 1.2), Merger Sub shall merge with and into the Company. The Company shall be the Successor Corporation in the Merger, and shall continue its corporate existence under the laws of the State of Maryland. Upon consummation of the Merger, the separate corporate existence of Merger Sub shall terminate.

                  1.2 EFFECTIVE TIME. On the Closing Date (as defined in Section 2.1), the Merger shall become effective upon the acceptance for record of articles of merger (the "Articles of Merger") by the State Department of Assessments and Taxation of Maryland (the "Maryland Department"), or at such later time as shall be specified in the Articles of Merger (but not later than 30 days after acceptance for record by the Maryland Department), in accordance with the MGCL and by making all other filings of the Articles of Merger or recordings required by the MGCL in connection with the Merger. The term "Effective Time" shall be the date and time when the Merger becomes effective, as set forth in the Articles of Merger.

                  1.3 EFFECTS OF THE MERGER. At and after the Effective Time, the Merger shall have the effects set forth in Section 3-114 of the MGCL.

                  1.4 EFFECT ON THE COMPANY CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Company or the holder of any of the Company securities:

                  (a) OUTSTANDING COMPANY COMMON STOCK. Each share of common stock, par value $5.00 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock held (i) in the Company's treasury ("Treasury Shares") or (ii) directly or indirectly by Parent or the Company or any of their respective wholly owned Subsidiaries (except for Fiduciary and DPC

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Shares  (as  defined  in  Section  1.4(d))  shall  become  and be converted into the right to  receive  $72.00 in cash (the  "Merger Consideration").

                  (b) OUTSTANDING  COMPANY  PREFERRED STOCK.  Each share of
(i) Company Dutch Auction Rate Transferable Securities Preferred Stock, Series A (the "Company Series A DARTS"), (ii) Company Dutch Auction Rate Transferable Securities Preferred Stock, Series B (the "Company Series B DARTS"), (iii) Company Adjustable Rate Cumulative Preferred Stock, Series D (the "Company Series D Preferred Stock"), (iv) Company $1.8125 Cumulative Preferred Stock (the "Company $1.8125 Preferred Stock") and (v) Company $2.8575 Cumulative Preferred Stock (the "Company $2.8575 Preferred Sstock"), excluding any Treasury Shares, issued and outstanding immediately prior to the Effective Time, shall remain unchanged as issued and outstanding preferred stock of the Successor Corporation following the Effective Time.

                  (c) MERGER SUB STOCK. The shares of stock of any class or series of Merger Sub issued and outstanding immediately prior to the Effective Time shall become shares of stock of the Successor Corporation at the Effective Time having the same terms, rights and preferences, and shall thereafter constitute all of the issued and outstanding stock of the Successor Corporation, except as provided in Section 1.4(b); Provided, that such terms, rights and preferences, and the issuance by the Successor Corporation of stock having such terms, rights and preferences, may not violate the terms, or require the approval of the holders of, the Company Preferred Stock (as defined in Section in 3.2).

                  (d) TREASURY SHARES; FIDUCIARY AND DPC SHARES. At the Effective Time, all shares of the Company Common Stock or Company Preferred Stock that are owned by the Company as Treasury Stock and all shares of the Company Common Stock or Company Preferred Stock that are owned, directly or indirectly, by Parent or the Company or any of their respective wholly owned Subsidiaries (other than shares of the Company Common Stock or Company Preferred Stock held, directly or indirectly, in trust accounts, managed accounts and the like or otherwise held in a fiduciary or custodial capacity that are beneficially owned by third parties and other than any shares of the Company Common Stock or Company Preferred Stock held by Parent or the Company or any of their respective Subsidiaries in respect of a debt previously contracted (all such shares being referred to herein as "Fiduciary and DPC Shares")) shall be canceled and shall cease to exist and shall not be entitled to receive or be converted into the right to receive the Merger Consideration or other consideration therefor.

                  1.5 EXCHANGE PROCEDURES. (a) At and after the Effective Time, each certificate (each, a "Certificate") previously representing shares of Company Common Stock shall (except as specifically set forth in Section 1.4) represent only the right to receive the Merger Consideration, without interest.

                  (b) At the Effective Time, Parent or Merger Sub shall deposit, or shall cause to be deposited, with a bank or trust company (which may be an affiliate of Parent or the Company) (the "Exchange Agent"), for the benefit of the holders of the Certificates, (such cash (without any interest) being hereinafter referred to as the "Exchange Fund") to be paid pursuant

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to this Article I in exchange for  outstanding  shares of Company Stock entitled to receive the Merger Consideration.

                  (c) As promptly as practicable after the Effective Time, Parent shall send or cause to be sent to each former holder of record of shares of Company Common Stock (other than shares that are not to be canceled in exchange for Merger Consideration pursuant to Section 1.4(d)) immediately prior to the Effective Time, transmittal materials for use in exchanging such stockholder's Certificates for the Merger Consideration. Parent shall cause any check in respect of the Merger Consideration which such Person shall be entitled to receive to be delivered to such stockholder upon delivery to the Exchange Agent of Certificates representing such shares of Company Common Stock (or indemnity reasonably satisfactory to Parent and the Exchange Agent, if any of such Certificates are lost, stolen or destroyed) owned by such stockholder. No interest will be paid on any such cash to be paid pursuant to this Article I upon such delivery. Parent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable to any holder of Certificates such amounts (if any) as Parent determines are required to be deducted or withheld under the Internal Revenue Code of 1986, as amended (the "CODE"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of such Certificates.

                  (d) At the Effective Time, holders of Company Common Stock shall cease to be, and shall have no rights as, stockholders of the Company, other than to receive any dividend or other distribution with respect to the Company Common Stock with a record date occurring prior to the Effective Time and the Merger Consideration. From and after the Effective Time, there shall be no transfers on the stock transfer records of the Company of any shares of the Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Parent or the Successor Corporation, they shall be canceled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Section 1.7.

                  (e) Any   portion  of  the  Exchange  Fund  that  remains
unclaimed by the stockholders of the Company for twelve months after the Effective Time shall be paid to Parent. Any stockholders of the Company who have not theretofore complied with this Article I shall thereafter look only to Parent for payment of the Merger Consideration in respect of each share of Company Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of the Exchange Agent, Parent, the Company, Merger Sub or the Successor Corporation shall be liable to any former holder of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (f) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in such amount as Parent may reasonably direct as indemnity against any claim that may be made against it with

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respect to such Certificate,  Parent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

                  1.6 OPTIONS. At the Effective Time, each option to purchase a share of the Company Common Stock (an "Option" and, collectively, the "Options") outstanding and unexercised as of the Effective Time granted pursuant to the 1985 Incentive Stock Option Plan, the 1985 Non-Qualified Stock Option Plan, the 1995 Long Term Incentive Stock Plan, any other equity-based plans or agreements of or with the Company, any of its Subsidiaries or SRH providing for the granting of options with respect to Company Common Stock (collectively, the "Company Stock Option Plans") shall be canceled, whether or not then exercisable or vested, and shall represent the right to receive the following consideration in settlement thereof. With respect to any Option which is, as of the Effective Time, vested, the Successor Corporation (or any trust that is adopted in connection with any such Company Stock Option Plan) shall pay to the optionholder thereof the excess, if any, of the Merger Consideration over such Option's exercise price (the "Option Spread") as soon as practicable after the Effective Time. With respect to any Option which is not, as of the Effective Time, vested, the Successor Corporation (or any trust that is adopted in connection with any such Company Stock Option Plan) shall pay to the optionholder thereof the Option Spread as soon as practicable after the date when (but only if) such Option would otherwise have vested had such Option not been canceled pursuant hereto; provided, however, with respect to any optionholder whose employment is terminated without cause by the Successor Corporation or any of its Subsidiaries while such Option would have been outstanding had it not been canceled pursuant hereto, such Option shall be deemed to vest on the date of such termination. At the Effective Time, each option to purchase a share of the SRH Common Stock (as defined in Section 4.2) (a "SRH Option" and, collectively, the "SRH Options") outstanding and unexercised as of the Effective Time granted pursuant to the 1989 Stock Option Plan, any other equity-based plans or agreements of or with SRH or any of its Subsidiaries providing for the granting of options with respect to SRH Common Stock (collectively, the "SRH Stock Option Plans") shall be canceled, whether or not then exercisable or vested, and shall represent the right to receive the following consideration in settlement thereof. With respect to any SRH Option which is, as of the Effective Time, vested, SRH (or any trust that is adopted in connection with any such SRH Stock Option Plan) shall pay to the optionholder thereof the excess, if any, of the Merger Consideration over such SRH Option's exercise price (the "SRH Option Spread") as soon as practicable after the Effective Time. With respect to any SRH Option which is not, as of the Effective Time, vested, SRH (or any trust that is adopted in connection with any such SRH Stock Option Plan) shall pay to the optionholder thereof the SRH Option Spread as soon as practicable after the date when (but only if) such SRH Option would otherwise have vested had such SRH Option not been canceled pursuant hereto; provided, however, with respect to any optionholder whose employment is terminated without cause by SRH or any of its Subsidiaries while such SRH Option would have been outstanding had it not been canceled pursuant hereto, such SRH Option shall be deemed to vest on the date of such termination. Notwithstanding the foregoing, no optionholder shall be entitled to any payment hereunder unless he or she delivers to Parent a consent to the cancellation of the Option or SRH Option (as the case may be) in a form to be prescribed by Parent. All payments made pursuant to this Section 1.6 shall be reduced by all applicable withholding taxes and other similar charges.

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                  1.7 RESTRICTED  SHARES.  At the Effective  Time, each share of restricted stock (a "Restricted Share" and, collectively, the "Restricted Shares") outstanding and not yet vested as of the Effective Time issued pursuant to a Company Stock Option Plan, the 1985 Restricted Stock Plan, the Restricted Stock Election Plan, the 1995 Long Term Incentive Stock Plan, any other equity-based plans or agreements of or with the Company or any of its Subsidiaries providing for the granting of restricted stock awards with respect to Company Common Stock (collectively, the "Company Equity Plans" and together with the Company Stock Option Plans, the "Company Stock Plans") shall be canceled and shall represent the right to receive the following consideration in settlement thereof. The Successor Corporation (or any trust that is adopted in connection with any such Company Equity Plan) shall pay to the holder of a Restricted Share the Merger Consideration as soon as practicable after the date when (but only if) such Restricted Share would otherwise have vested had such Restricted Share not been canceled pursuant hereto; provided, however, with respect to any awardholder whose employment is terminated without cause by the Successor Corporation or any of its Subsidiaries while such Restricted Share would have been outstanding had it not been canceled pursuant hereto, such Restricted Share shall be deemed to vest on the date of such termination. At the Effective Time, each share of restricted stock (a "SRH Restricted Share" and, collectively, the "SRH Restricted Shares") outstanding and not yet vested as of the Effective Time issued pursuant to an SRH Stock Option Plan, the 1989 Stock Award Plan, any other equity-based plans or agreements of or with SRH or any of its Subsidiaries providing for the granting of restricted stock awards with respect to SRH Common Stock (collectively, the "SRH Equity Plans" and together with the SRH Stock Option Plans, the "SRH Stock Plans") shall be canceled and shall represent the right to receive the following consideration in settlement thereof. SRH (or any trust that is adopted in connection with any such SRH
Equity Plan) shall pay to the holder of an SRH Restricted Share the Merger Consideration as soon as practicable after the date when (but only if) such SRH Restricted Share would otherwise have vested had such SRH Restricted Share not
been  canceled  pursuant  hereto;   provided,   however,  with  respect  to  any
awardholder whose employment is terminated without cause by SRH or any of its Subsidiaries while such SRH Restricted Share would have been outstanding had it not been canceled pursuant hereto, such SRH Restricted Share shall be deemed to vest on the date of such termination. Notwithstanding the foregoing, no holder shall be entitled to any payment hereunder unless he or she delivers to the Parent a consent to the cancellation of the Restricted Share or SRH Restricted Share (as the case may be) in a form to be prescribed by Parent. All payments made pursuant to this Section 1.7 shall be reduced by all applicable withholding taxes and other similar charges.

                  1.8 1998 LONG TERM INCENTIVE COMPENSATION PLAN. The right under the 1998 Long Term Incentive Compensation Plan to make additional investments in Company Common Stock shall cease as of the date hereof and any portion of an award under the 1998 Long Term Incentive Compensation Plan invested in, or measured by reference to the value of, a share of Company Common Stock (each such portion, an "Incentive Compensation Award" and, collectively, the "Incentive Compensation Awards") as of the Effective Time shall be converted, as of the Effective Time, into a dollar credit under the 1998 Long Term Incentive Compensation Plan equal to the Merger Consideration.

                  1.9 ARTICLES OF INCORPORATION. Subject to the terms and conditions of this Agreement, at the Effective Time, the Company's articles of incorporation (as now in effect) shall be the articles of incorporation of the Successor Corporation until thereafter amended in accordance with applicable law.

                  1.10 BYLAWS. Subject to the terms and conditions of this Agreement, at the Effective Time, the bylaws of Merger Sub shall be the bylaws of the Successor Corporation until thereafter amended in accordance with applicable law.

                  1.11 DIRECTORS AND OFFICERS OF SURVIVING CORPORATION. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (a) the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Successor Corporation and (b) the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Successor Corporation; such directors and officers shall hold office in accordance with the Successor Corporation's bylaws and applicable law.

                  1.12 INTEGRATION OF LEGAL ENTITIES. The parties agree to cooperate and take all reasonable requisite action prior to or following the Effective Time to merge or otherwise consolidate legal entities (effective at or after the Effective Time) to the extent desirable in Parent's good faith judgment for commercial, regulatory or other reasons, and further agree that Parent may at any time change the method of effecting the Merger, including, without limitation, by transferring the capital stock of Merger Sub to another direct or indirect wholly owned Subsidiary of Parent or by merging another direct or indirect wholly owned subsidiary of Parent with and into the Company or merging the Company with or into Merger Sub or another direct or indirect subsidiary of Parent, and the Company shall cooperate in such efforts, including by entering into an appropriate amendment to this Agreement, provided, however, that any such actions shall not (a) alter or change the amount or kind of (or tax treatment for) Merger Consideration to be paid to holders of the Company Common Stock as provided for in this Agreement or (b) materially delay receipt of any approval referred to in Section 8.1(b) or the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE II

                         CLOSING; DISCLOSURE; STANDARDS

                  2.1 CLOSING DATE. The closing of the transactions provided for in this Agreement (the "Closing") shall be held at the offices of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York 10006, at 10:00 A.M. on the third business day after the satisfaction or waiver (subject to applicable law) of the latest to be satisfied or waived of the conditions (other than those conditions to be satisfied at the Closing) set forth in Sections 8.1, 8.2 and 8.3 hereof or at such other place and on such other date as shall be agreed to by the parties hereto. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

                  2.2  DELIVERIES  AT  CLOSING.  Subject  to the  provisions  of
Article VIII, on the Closing Date there shall be delivered to Parent and the Company the documents and instruments required to be delivered under Article VIII.

                  2.3 DISCLOSURE SCHEDULES. (a) Prior to the execution and delivery of this Agreement, the Company and SRH have each delivered to Parent, and Parent has delivered to the Company and SRH, a schedule (in the case of the Company, the "Company Disclosure Schedule," in the case of SRH, the "SRH Disclosure Schedule" and, in the case of Parent, the "Parent Disclosure
Schedule") setting forth, among other things, in each case with respect to specified sections of this Agreement, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of such party's representations or warranties contained in Article III, in the case of the Company, Article IV, in the case of SRH, or Article V, in the case of Parent or to one or more of such party's covenants contained in Article VI; provided, however, that notwithstanding anything in this Agreement to the contrary except as set forth in the last sentence of Section 3.9(a) and the last sentence of
Section 4.9(a), (i) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 2.3(b), and (ii) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or material fact, event or circumstance or that such item has had or would have a Material Adverse Effect with respect to the Acquired Companies or Parent, respectively.

                  (b) No representation of the Company contained in Article III (other than Section 3.2 and Section 3.8(a)) or of SRH contained in Article IV (other than Section 4.2 and Section 4.8(a)) or of Parent contained in Article V shall be deemed untrue or incorrect for any purpose under this Agreement, and no party hereto shall be deemed to have breached a representation or warranty for any purpose under this Agreement, in any case as a consequence of the existence or absence of any fact, circumstance or event unless such fact, circumstance or event, individually or when taken together with all other facts, circumstances or events inconsistent with any representations or warranties contained in
Article  III,  in the case of the  Company,  Article  IV, in the case of SRH, or
Article V, in the case of Parent, has had or would be reasonably likely to have a Material Adverse Effect with respect to the Acquired Companies or Parent, respectively.  For all  purposes  of  determining  whether  any  facts or events contravening a representation or warranty contained herein constitute, individually or in the aggregate, a Material Adverse Effect, representations and warranties contained in Article III (other than Section 3.8(a)) or IV (other than Section 4.8(a)) or V shall be read without regard to any reference to materiality or Material Adverse Effect set forth therein.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  Except as Previously Disclosed, the Company hereby represents and warrants to each of Parent and Merger Sub as follows:

                  3.1 CORPORATE ORGANIZATION. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"). The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. True and complete copies of the articles of incorporation and bylaws of the Company, as in effect as of the date of this Agreement, have previously been made available by the Company to Parent.

                  (b)......The  Company  has  Previously  Disclosed  to Parent a
complete and correct list of all of the Company's Subsidiaries. Except for the capital stock and securities referred to in the immediately following sentence, there are no outstanding shares of capital stock or other equity securities of any such Subsidiary, options, warrants, stock appreciation rights, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock or other equity securities of such Subsidiary, or contracts, commitments, understandings or arrangements by which such Subsidiary may become bound to issue additional shares of its capital stock or other equity securities, or options, warrants, scrip or rights to purchase, acquire, subscribe to, calls on or commitments for any shares of its capital stock or other equity securities. All of the outstanding shares of capital stock or other securities evidencing ownership of the Company's Subsidiaries are validly issued, fully paid and (except as otherwise required by law) non-assessable and, except as Previously Disclosed, such shares or other securities are owned by the Company or its wholly owned Subsidiaries free and clear of any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest (a "Lien") with respect thereto. Each of the Company's Subsidiaries (i) is a duly organized and validly existing corporation, partnership, limited liability company or other legal entity under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing (to the extent the concepts of "qualification to do business" and "good standing" exist) in all jurisdictions (whether supranational, federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified, and
(iii) has all requisite corporate, partnership or other power and authority to own or lease its properties and assets and to carry on its business as now conducted. The Company Disclosure Schedule sets forth a list of all Persons deemed to be a subsidiary of the Company or any of its Subsidiaries within the meaning of the BHCA together with each such entity's jurisdiction of organization.

                  (c) The minute books of the Company and of each of its Significant Subsidiaries accurately reflect in all material respects all material corporate actions taken by their stockholders and Boards of Directors (including committees of their Boards of Directors) since January 1, 1996.

                  3.2 CAPITALIZATION. The authorized capital stock of the Company consists solely of (a) 150 million (150,000,000) shares of Company Common Stock, of which 105,171,929 shares were outstanding as of May 6, 1999; and (b) 19,999,000 shares of preferred stock, without par value ("Company Preferred Stock"), of which (i) 625 shares have been designated Company Series A DARTs, all of which are outstanding as of the date hereof; (ii) 625 shares have been designated as Company Series B DARTs, all of which are outstanding as of the date hereof; (iii) 1.5 million (1,500,000) shares have been designated as Company Series D Preferred Stock, all of which are outstanding as of the date hereof; (iv) 3 million (3,000,000) shares have been designated as Company $1.8125 Preferred Stock, all of which are outstanding as of the date hereof; and
(v) 3 million (3,000,000) shares have been designated as Company $2.8575 Preferred Stock, all of which are outstanding as of the date hereof. As of the date hereof no shares of Company Common Stock or Company Preferred Stock were held in the Company's treasury. No shares of Company Common Stock are reserved for issuance, except for 1,469,918 shares of the Company Common Stock reserved for issuance in connection with the Company Stock Plans. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except for the Option Agreement and except as provided below, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, stock appreciation rights, commitments or agreements of any character calling for the purchase or issuance of any shares of Company Capital Stock (as defined below) or any other equity securities of Company or any securities representing the right to purchase or otherwise receive any shares of Company Capital Stock or requiring any payment relating to the value or market price of Company Capital Stock. The Company has Previously Disclosed a list, as of May 6, 1999, of the Option holders, the number of Options held by each such holder, the date of each Option to purchase the Company Common Stock granted, the expiration date of each such Option, the vesting schedule of each such Option, the Company Stock Option Plan pursuant to which each such Option was granted and the price at which each such Option may be exercised under the applicable Company Stock Option Plan. The Company has Previously Disclosed a list, as of May 6, 1999, of the Restricted Share holders, the number of Restricted Shares held by each such holder, the vesting schedule of each such Restricted Share and the Company Stock Plan pursuant to which each such Restricted Share was granted. The Company has Previously Disclosed a list, as of May 6, 1999, of the Incentive Compensation Award holders and the number of Incentive Compensation Awards held by each such holder. Except as Previously Disclosed, since May 6, 1999, the Company has not
(i) issued any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than shares of Company Common Stock issued upon the exercise, settlement or conversion of Options, Restricted Shares and Incentive Compensation Awards outstanding as of December 31, 1998, as described in the immediately preceding sentence or (ii) taken any actions which would cause an antidilution adjustment under any outstanding Options, Restricted Shares or Incentive Compensation Awards of the Company. Except as Previously Disclosed, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire, or to register for sale, any shares of capital stock of the Company or any of its Subsidiaries. Except as Previously Disclosed, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to vote or to dispose of any shares of the capital stock of any of its Subsidiaries. The Company Common Stock and the Company Preferred Stock are referred to collectively as the "Company Capital Stock."

                  3.3 AUTHORITY; NO VIOLATION. (a) The Company has full corporate power and authority to execute and deliver this Agreement and the Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of the Company prior to the date hereof (which approval satisfies in full the requirements of the MGCL regarding approval by a board of directors), and such approval is in full force and effect. The Board of Directors of the Company has adopted a resolution declaring advisable the Merger and the other transactions contemplated hereby. The Board of Directors of the Company has directed that this Agreement and the transactions contemplated hereby be submitted to the Company's stockholders for approval at a meeting of such stockholders and, except for the approval of this Agreement by the affirmative vote of the holders of a majority of the votes of the outstanding shares of the Company Common Stock entitled to vote thereon, no other corporate proceedings on the part of the Company and no other stockholder votes are necessary to approve this Agreement and to consummate the transactions contemplated hereby. As of the date hereof, the Board of Directors of the Company has resolved to recommend that the Company's stockholders approve the Merger. This Agreement has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by Parent and SRH) constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. In addition, the Board of Directors has taken all requisite action such that the freezeout, special shareholder voting and other requirements imposed by Sections 3-601 through 3-604 and 3-701 through 3-709 of the MGCL, and the provisions of any other applicable "freezeout", "fair price", "moratorium", "control share acquisition" or other similar anti-takeover statute or regulation enacted under state, federal or foreign laws, are not applicable to the Merger, this Agreement, the Option Agreement or the Stockholder Agreement or the transactions contemplated by this Agreement, the Option Agreement and the Shareholders Agreement. No holder of Company Capital Stock shall have the right to appraisal or to demand or receive payment of the fair value of such Company Capital Stock from the Successor Corporation or any other Person pursuant to the MGCL or otherwise.

                  (b) Neither the execution and delivery of this Agreement and the Option Agreement by the Company, nor the consummation by the Company of the Merger, nor compliance by the Company with any of the terms or provisions hereof and thereof, will (i) violate any provision of the articles of incorporation or bylaws of the Company or any of its Subsidiaries or (ii) assuming that the consents and approvals referred to in Section 3.4 are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, or violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by or rights or obligations under, or result in the creation of any Lien (or have any of such results or effects, upon notice or lapse of time, or both) upon any of the respective properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract, or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties, assets or business activities may be bound or affected.

                  3.4  CONSENTS  AND  APPROVALS.  Except  for (a) the  requisite filings with, notices to and approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the BHCA and the Bank Merger Act, the U.K. Financial Services Authority (the "FSA"), the Hong Kong Monetary Authority (the "HKMA"), and the Federal Banking Commission of Switzerland (the "FBC") (b) the filing of any required applications or notices with the New York State Banking Department, (c) the filing with the Securities and Exchange Commission (the "SEC") of the Proxy Statement (as defined in Section 7.1(a)) in definitive form, (d) the filing of the Articles of Merger with the Maryland Department pursuant to the MGCL, (e) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of supranational, federal, state and foreign laws (including, without limitation, securities and insurance laws) relating to the regulation of broker-dealers, futures commission merchants, commodities trading advisors, commodities pool operators, investment advisers and insurance agencies and any applicable domestic or foreign industry self-regulatory organization or stock exchange ("SRO"), and the rules of the New York Stock Exchange (the "NYSE"), the Philadelphia Stock Exchange, the International Stock Exchange, the Swiss Electronic Exchange or the Luxembourg Stock Exchange, (f) the approval of the Merger by the requisite vote of the stockholders of the Company, (g) the expiration of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") or any consents, authorizations, approvals, filings or exemptions required by any other applicable antitrust law or merger regulation, including Council Regulation No. 4064/89 of the European Community (the "EC Merger Regulation"), (h) such additional consents and approvals set forth in Section 3.4 of the Company Disclosure Schedule, (i) the filing of the Offer Circular (as defined in Section 7.1(a)) with, and the approval of such Offer Circular by, the Luxembourg Commission for the Supervision of the Financial Sector (the "CSFS"), the Luxembourg Stock Exchange and the Swiss Electronic Exchange, and (j) consents, authorizations, approvals, filings and registrations the failure of which to obtain or make would not be reasonably likely to result in a Material Adverse Effect on the Acquired Companies or prevent or materially delay consummation of the Merger, the Offer or the Bank Merger, no consents, authorizations or approvals of or filings or registrations with any supranational, federal, state, local or foreign court, administrative agency or commission or other governmental or regulatory authority or instrumentality (each a "Governmental Entity") or, of or with any other Person by or on behalf of the Company, are necessary in connection with (x) the execution and delivery by the Company of this Agreement, (y) the consummation by the Company and the Bank of the Merger and the Bank Merger, respectively or (z) the consummation by Parent or Offer Sub of the Offer. As of the date hereof, the Company has no reason to believe that any

Requisite Regulatory Approvals (as defined in Section 8.1(b)) will not be obtained or satisfied, as the case may be.

                  3.5 REPORTS. The Company and each of its Subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1996 with (a) the SEC, (b) any SRO and (c) any other federal, state, local or foreign governmental or regulatory agency or authority (collectively with the SEC and the SROs, "Regulatory Agencies"), and all other reports, registrations and statements required to be filed by them since January 1, 1996, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of the Company and its Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the Knowledge of the Company, investigation into the business or operations of the Company or any of its Subsidiaries since January 1, 1996. Except as Previously Disclosed, there is no unresolved violation, or material criticism or exception, by any Regulatory Agency with respect to any report, registration or statement relating to any examinations of the Company or any of its Subsidiaries.

                  3.6 FINANCIAL STATEMENTS. The Company has previously made available to Parent and to SRH copies of (a) the consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1997 and December 31, 1998,
(b) the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1996 through 1998, inclusive, as reported in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case accompanied by the audit report of the Company's independent public accountants, and (c) the unaudited consolidated interim financial statements of the Company included in the draft provided to Parent prior to the date hereof of the financial statements to be included in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999 (excluding notes, the "Draft Company Financial Statements"). The financial statements referred to in the preceding sentence (including the related notes, where applicable) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth, and any financial statements filed by the Company with the SEC under the Exchange Act after the date of this Agreement (including the related notes, where applicable) will fairly present in all material respects (including the related notes, where applicable) (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of the Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply (and, in the case of the financial statements filed after the date of this

Agreement,
will comply) in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared (and, in the case of the financial statements filed after the date of this Agreement, will be prepared) in all material respects in accordance with United States generally accepted accounting principles ("GAAP") or regulatory accounting principles, as applicable, consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of the Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP or regulatory accounting principles, as applicable, and any other applicable legal and accounting requirements.

                  3.7 BROKER'S FEES. Neither the Company nor any of its Subsidiaries nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement or the Option Agreement, except that the Company has retained International Real Returns LLC and Goldman, Sachs & Co. as its financial advisors, pursuant to compensation arrangements which have been disclosed in writing to Parent prior to, and will not be modified subsequent to, the date of this Agreement.

                  3.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. (a) Except as publicly disclosed in the Company Reports (as defined in Section 3.12) filed prior to the date of this Agreement, since December 31, 1998, no event has occurred and no fact or circumstance shall have come to exist or come to be known which, directly or indirectly, individually or taken together with all other facts, circumstances and events (described in any paragraph of this Article III or otherwise), has had, or is reasonably likely to have, a Material Adverse Effect with respect to the Acquired Companies.

                  (b) As of the date of this Agreement, except as publicly disclosed in the Company Reports filed prior to the date hereof or as Previously Disclosed, since December 31, 1998, the Company and its Subsidiaries have carried on their respective businesses in the ordinary and usual course consistent with their past practices (excluding the incurrence of fees and expenses of professional advisors related to this Agreement and the transactions contemplated hereby) and there has not been:

                  (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Company Capital Stock, other than regular quarterly cash dividends on the Company Common Stock and dividends payable on the Company Preferred Stock in accordance with their terms as of the date of this Agreement;

                  (ii) any split, combination or reclassification of any Company Capital Stock or any issuance or the authorization of any issuance of any other securities in respect of, or in lieu of or in substitution for shares of the Company Capital Stock, except for issuances of Company Common Stock upon the exercise of Options awarded prior to the date hereof in accordance with the terms of the Company Stock Option Plans; or

                  (iii) except insofar as required by a change in GAAP, any change in accounting methods, principles or practices by the Company or any of its Subsidiaries.

                  3.9 LEGAL PROCEEDINGS. (a) Neither the Company nor any of its Subsidiaries is a party to any, and there are no pending or, to the Knowledge of the Company, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature ("Claims and Proceedings") (i) against the Company or, to the Knowledge of the Company, any of its Subsidiaries, (ii) against any person who is currently an executive officer or director of the Company or any of its Subsidiaries with respect to any of their actions as such or (iii) as of the date hereof, challenging the validity or propriety of the transactions contemplated by this Agreement or the Option Agreement. The Company has Previously Disclosed a list of all pending or, to the Knowledge of the Company, threatened Claims and Proceedings which, in each case, seek, or could result in, damages or other amounts payable by the Company or its Subsidiaries, in excess of $3 million ($3,000,000).

                  (b) There is no injunction, order, judgment or decree imposed upon the Company or, to the Knowledge of the Company, any of its Subsidiaries or the assets of the Company or any of its Subsidiaries.

                  3.10 TAX MATTERS. (a) The Company and each of its Subsidiaries has duly filed all Tax returns and reports required to be filed by it, or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, and such returns and reports are true, correct and complete in all material respects. The Company and each of its Subsidiaries has paid (or the Company has paid on its behalf) or made provision (in accordance with GAAP) for all Taxes for all past and current periods for which the Company or any of its Subsidiaries is liable.

                  (b) As used in this Agreement,  the term "Taxes" includes
all supranational, federal, state, local and foreign income, franchise, property, sales, use, excise and other taxes, including, without limitation, obligations for withholding Taxes from payments due or made to any other Person and any interest, penalties or additions to tax.

                  3.11 EMPLOYEE BENEFIT PLANS; ERISA. (a) Except as Previously Disclosed, neither the Company nor any of its Subsidiaries maintain or contribute to, or have any obligation to contribute to, or have any liability, direct or indirect, contingent or otherwise (including, without limitation, a liability arising out of an indemnification, guarantee, hold harmless or similar agreement) with respect to, any material employment, consulting, severance pay, termination pay, retirement, deferred compensation, retention or change in control plan, program, arrangement, agreement or commitment, or an executive compensation, incentive bonus or other bonus, pension, stock option, restricted stock or equity-based, profit sharing, savings, life, health, disability, accident, medical, insurance, vacation, or other employee benefit plan, program, arrangement, agreement, fund or commitment, including any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") providing benefits to any current or former employee, consultant or director of the Company or any of its Subsidiaries or any current or former employee, consultant or director of any entity with respect to which the Company or its Subsidiaries is a successor (collectively the "Company Benefit Plans"). True and complete copies of each Company Benefit Plan, including, but not limited to, any trust instruments and/or insurance contracts, if any, forming a part thereof, all amendments thereto and the most recent determination letters issued by the Internal Revenue Service, all government and regulatory approvals received from any foreign Regulatory Agency, the most recent summary plan descriptions (including any material modifications) and the most recent audited financial reports for any funded Company Benefit Plan have been supplied or made available to Parent. Except as Previously Disclosed: (i) neither the Company nor any of its Subsidiaries has made any promise or commitment, whether legally binding or not, to create any additional Company Benefit Plan or modify or change any existing Company Benefit Plan that would materially increase the benefits provided to any employee or former employee, consultant or director of the Company or any Subsidiary thereof; and (ii) since December 31, 1998 there has been no material change, amendment, modification to, or adoption of, any Company Benefit Plan.

                  (b) With respect to each Company Benefit Plan: (i) if intended to qualify under Section 401(a), 401(k) or 403(a) of the Code such plan has received a favorable determination letter from the Internal Revenue Service, and the Company is not aware of any circumstances likely to result in revocation of such favorable determination or such qualification; (ii) it has been operated and administered in all material respects in compliance with its terms and all applicable laws and regulations (including but not limited to ERISA, the Code and any relevant foreign laws and regulations); (iii) there are no material pending or, to the Knowledge of the Company, threatened claims against, by or on behalf of any Company Benefit Plans (other than routine claims for benefits);
(iv) to the Knowledge of the Company, no material breaches of fiduciary duty have occurred; (v) no non-exempt prohibited transaction within the meaning of
Section 406 of ERISA or Section 4975 of the Code has occurred, assuming that the taxable period of such transaction expired as of the second anniversary of the date hereof, which would subject the Company or any Subsidiary to material liability; (vi) no material Lien imposed under the Code, ERISA or any foreign law exists; and (vii) all contributions, premiums and expenses to or in respect of such Company Benefit Plan have been timely paid in full or, to the extent not yet due, have been adequately accrued on the Company's consolidated financial statements.

                  (c) Neither the Company nor any of its Subsidiaries has incurred or reasonably expects to incur, either directly or indirectly (including as a result of an indemnification obligation), any material liability under Title I or IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code or any foreign law or regulation relating to employee benefit plans, and to the Knowledge of the Company, no event, transaction or condition has occurred, exists or is expected to occur which could result in any such material liability to the Company, any of its Subsidiaries or, after the Closing, to Parent.

                  (d) The Company and each of its Subsidiaries has complied with, and each such Company Benefit Plan conforms in operation and form to, all applicable legal requirements, including, but not limited to, ERISA and the Code, in all material respects.

                  (e)......With  respect to each "employee pension benefit plan"
(within the meaning of Section 3(2) of ERISA) as to which either the Company or any Subsidiary may incur any liability under Section 302 or Title IV of ERISA or
Section 412 of the Code:

                  (i) no such plan is a "multiemployer plan" (within the meaning of Section 3(37) of ERISA) or a "multiple employer plan" (within the meaning of Section 413(c) of the Code);

                  (ii) no such plan has been terminated so as to result, directly or indirectly, in any material liability, contingent or otherwise, of either the Company or any Subsidiary under Title IV of ERISA;

                  (iii) no complete or partial withdrawal from such plan has been made by the Company or any Subsidiary, or by any other Person, so as to result in a material liability to the Company or any Subsidiary, whether such liability is contingent or otherwise;

                  (iv) to the Knowledge of the Company, no proceeding has been initiated by any Person (including the Pension Benefit Guaranty Corporation (the "PBGC")) to terminate any such plan or to appoint a trustee for any such plan;

                  (v) to the Knowledge of the Company, no condition or event currently exists or currently is expected to occur that could result, directly or indirectly, in any material liability of the Company or any Subsidiary under Title IV of ERISA, whether to the PBGC or otherwise, on account of the termination of any such plan;

                  (vi) no "reportable event" (as defined in ERISA) for which the 30-day reporting requirement has not been waived has occurred with respect to any such plan, nor has any notice of such event or similar notice to any foreign Regulatory Agency been required to be filed for any Company Benefit Plan within the past 12 months nor will any such notice be required to be filed as a result of the transactions contemplated by this Agreement;

                  (vii) no such plan which is subject to Section 302 of ERISA or
         Section 412 of the Code has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and section 412 of the Code, respectively), whether or not waived, and neither the Company nor any of its Subsidiaries has provided, or is required to provide, security to any Company Benefit Plan pursuant to Section 401(a)(29) of the Code; and

                  (viii) the transactions contemplated hereby will not result in any event described in section 4062(e) of ERISA.

                  (f) Except as Previously Disclosed, with respect to each Company Benefit Plan that is a "welfare plan" (as defined in Section 3(1) of ERISA), neither the Company nor any Subsidiary has any obligations to provide health, life insurance, or death benefits with respect to current or former employees, consultants or directors of the Company or any of its Subsidiaries beyond their termination of employment or service, other than as required under
Section 4980B of the Code, and each such Company Benefit Plan may be amended or terminated at any time without incurring liability thereunder. Except as Previously Disclosed, there has been no communication to any employee, consultant or director of the Company or any Subsidiary that would reasonably be expected to promise or guarantee any such retiree health or life insurance or other retiree death benefits on a permanent basis.

                  (g) Except as Previously Disclosed, the consummation of the transactions contemplated hereby, either alone or in combination with another event, (whether contingent or otherwise) will not (i) entitle any current or former employee, consultant or director of the Company or any Subsidiary or any group of such employees, consultants or directors to any payment; (ii) increase the amount of compensation due to any such employee, consultant or director; (iii) accelerate the vesting or funding of any compensation, stock incentive or other benefit; (iv) result in any "parachute payment" under Section 280G of the Code (whether or not such payment is considered to be reasonable compensation for services rendered); or (v) cause any compensation to fail to be deductible under Section 162(m), or any other provision of the Code or any similar foreign law or regulation.

                  (h) Under   each   Company   Benefit   Plan  which  is  a
single-employer plan and any foreign plan that is a defined benefit plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA or, with respect to any foreign plan, as determined under any equivalent law or practice (in each case as determined on the basis of the actuarial assumptions contained in Company Benefit Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Company Benefit Plan or, with respect to any foreign plan not subject to any funding requirement, if such liabilities did exceed such assets the amount thereof was properly reflected on the financial statements of the Company or its respective Subsidiaries, and there has been no material adverse change in the financial condition of such Company Benefit Plan (with respect to either assets or benefits) since the last day of the most recent plan year.

                  (i) The Company has Previously Disclosed a true, correct and complete schedule of all extensions of credit made to the executive officers and directors of the Company and its Subsidiaries and their related interests (all as defined under FRB Regulation "O"), all of which have been made in compliance with Regulation O.

                  (j) Except as Previously Disclosed, to the Knowledge of the Company, no Company Benefit Plan, or Company or any Subsidiary, is under audit or is the subject of an audit or investigation by the IRS, the U.S. Department of Labor, the PBGC or any other federal or state governmental agency, nor is any such audit or investigation pending or threatened.

                  (k) Except as Previously Disclosed, neither the Company nor any Subsidiary maintains any plan, program or arrangement or is a party to any contract that provides any benefits or provides for payments to any Person in, based on or measured by the value of, any equity security of, or interest in, the Company or any Subsidiary.

                  (l) All Company Benefit Plans established pursuant to the laws of a country other than the United States (the "Foreign Plans") have been established, operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto. All premiums, contributions and any other amounts required by applicable Foreign Plan documents or applicable laws to be paid or accrued by the Company and any of its Subsidiaries have been paid or accrued as required.

                  3.12 SEC REPORTS. The Company has made available to Parent an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1997 by the Company or any of its Subsidiaries with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act (the "Company Reports"), and (b) communication mailed by the Company to its stockholders since January 1, 1997. As of the date of filing or mailing, as the case may be, no such registration statement, prospectus, report, schedule, proxy statement or communication contained (and no registration statement, prospectus, report, schedule, proxy statement or communication filed or mailed after the date of this Agreement will contain) any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date (but filed before the date hereof) shall be deemed to modify information as of an earlier date. Since January 1, 1997, the Company and each of its Subsidiaries has timely filed (and will timely file after the date of this Agreement) all reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all such reports complied (and, in the case of all reports and other documents filed after the date of this Agreement, will comply) in all material respects with the published rules and regulations of the SEC with respect thereto.

                  3.13 LICENSES; COMPLIANCE WITH APPLICABLE LAW. The Company and each of its Subsidiaries holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in default under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has Knowledge of, or has received notice of, any violations of any of the above.

                  3.14 CERTAIN CONTRACTS. Except as Previously Disclosed, neither the Company nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (a) as of the date hereof, with respect to the employment, termination or compensation of any directors, executive officers, key employees or material consultants (other than oral contracts of employment at will which may be terminated without penalty), (b) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) that has not been filed with or incorporated by reference in the Company Reports, (c) which contains any material non-compete or exclusivity provisions with respect to any business or geographic area in which business is conducted with respect to the Company or any of its affiliates or which restricts the conduct of any business by the Company or any of its affiliates or any geographic area in which the Company or any of its affiliates may conduct business or requires exclusive referrals of any business, (d) except as contemplated by Article I hereof or as set forth in Section 3.11 of the Company Disclosure Schedule (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the funding, vesting or payment of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or (e) which would prohibit or materially delay the consummation of the Merger or the Offer. The Company has previously made available to Parent true and correct copies of all employment, termination and compensation agreements (including deferred compensation) with executive officers, key employees or material consultants which are in writing and to which the Company or any of its Subsidiaries is a party. Each contract, arrangement, commitment or understanding of the type described in this Section 3.14, whether or not set forth in Section 3.14 of the Company Disclosure Schedule, is referred to herein as a "COMPANY CONTRACT", and neither the Company nor any of its Subsidiaries has Knowledge of, or has received notice of, any violation of any Company Contract by any of the other parties thereto.

                  3.15 AGREEMENTS WITH REGULATORY AGENCIES. Except as Previously Disclosed, neither the Company nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any supervisory letter from or has adopted any board resolutions at the request of, any Regulatory Agency or other Governmental Entity, that restricts the conduct of its business or has resulted, or could reasonably be expected to result, in a liability or that in any manner relates to its capital adequacy, its credit policies, its management or its business (each, whether or not set forth in the Company Disclosure Schedule, a "Comapny Regulatory Agreement"), nor has the Company or any of its Subsidiaries
(a) been advised since January 1, 1996 by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any such Company Regulatory Agreement or (b) any Knowledge of any pending or threatened regulatory investigation.

                  3.16 DERIVATIVE INSTRUMENTS. Any swaps, caps, floors, futures, forward contracts, option agreements, and any other derivative financial instruments, contracts or arrangements (including such instruments, contracts or arrangements with respect to precious metals or other commodities, collectively, "DERIVATIVE INSTRUMENTS"), whether entered into for the account of the Company or one of its Subsidiaries or for the account of a customer of the Company or one of its Subsidiaries, were entered into in the ordinary course of business and in accordance with prudent business practice and rules, regulations and policies of any Regulatory Authority applicable to the Company and its Subsidiaries, and, to the Company's Knowledge, with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of the Company or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. The Company and each of its Subsidiaries have duly performed in all respects all of their obligations thereunder to the extent that such obligations to perform have accrued, and, to the Company's Knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

                  3.17 UNDISCLOSED LIABILITIES. Except for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of the Company included in the financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998, liabilities identified in Section 3.17 of the Company Disclosure Schedule and liabilities incurred in the ordinary course of business consistent with past practice since December 31, 1998, neither the Company nor any of its Subsidiaries has incurred any liability of any nature required by GAAP to be reflected in a balance sheet prepared in accordance with GAAP.

                  3.18 ENVIRONMENTAL MATTERS. (a) The Real Property, and to the Knowledge of the Company, the Loan Properties are in compliance with all applicable federal, state, county and local law (including, without limitation, common law), regulation or requirement relating to the human health and safety, protection of the environment or natural resources ("Environmental Law"), except for noncompliance that would not reasonably be expected to result in a material liability to the Company or any of its Subsidiaries.

                  (b) There is no suit, claim, action or proceeding pending or, to the Knowledge of the Company, threatened, before any Governmental Entity, Regulatory Agency or other forum in which the Company or any of its Subsidiaries has been or, with respect to threatened proceedings, may be, named as a defendant (i) for alleged noncompliance (including by any predecessor), with any Environmental Law or (ii) relating to any release, spill, emission, disposal, migration or other discharge in, into or onto the environment of any pollutant, chemical, or any substances, materials or wastes which are identified or regulated under any Environmental Law (each, a "Release").

                  (c) To the Knowledge of the Company, there are no facts or circumstances which would provide a reasonable basis for any suit, claim, action or proceeding as described in Section 3.18(b) that would reasonably be expected to result in material liability to the Company or any of its Subsidiaries.

                  (d) To the Knowledge of the Company, there has been no Release in, on, under or affecting any Real Property or Loan Property.

                  (e) None of the Real Properties is on the National Priority List (NPL) or the Comprehensive Environmental Response Compensation and Liability Information System (CERCLIS), or is the subject of any investigation, remediation or cleanup of any contamination or potential contamination;

                  (f) None of the Real Properties are subject to, or as a result of this transaction would be subject to, the requirements of the New Jersey Industrial Site Recovery Act, the New Jersey Environmental Cleanup Responsibility Act, or to any other state or local Environmental Laws which require notice, disclosure, cleanup or approval prior to transfer of such assets, properties, businesses or operations or which would impose liens on such assets, properties, businesses or operations.

                  (g) The Company and its Subsidiaries do not participate in the management of any Loan Property within the meaning of 40 C.F.R.ss. 300.1100(c).

                  3.19  YEAR  2000.   Neither   the   Company  nor  any  of  its
Subsidiaries has received, nor to the Knowledge of the Company are there facts that would reasonably be expected to form the basis for the issuance of, a "Year 2000 Defciency Notification Letter" (as such term is employed in the Federal Reserve's Supervision and Regulatory Letter No. SR 98-3 (SUP), dated March 4,
1998). The Company has disclosed to Parent a complete and accurate copy of its plan, including its good faith estimate of the anticipated associated costs, for addressing the issues set forth in the Year 2000 guidance papers issued by the Federal Financial Institutions Examination Council, including the statements dated May 5, 1997, entitled "Year 2000 Project Management Awareness," December 17, 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," and October 15, 1998, entitled "Interagency Guidelines Establishing Year 2000 Standards for Safety and Soundness," as such issues affect any of the Company or its Subsidiaries. Between the date of this Agreement and the Effective Time, the Company shall use its reasonable best efforts to implement such plan.

                  3.20 LABOR MATTERS. (a) Except as Previously Disclosed, (i) the employees employed by the Company or any Subsidiary are not represented by any labor union or other labor representative or organization (ii) there are no contracts, arrangements, commitments or understandings with or to a labor union or other labor organization, including any collective bargaining agreements or other similar arrangements in effect with respect to such employees and, (iii) there are no other persons attempting to represent or organize or purporting to represent for bargaining purposes any employees employed by the Company or any Subsidiary.

                  (b) Except as Previously Disclosed,  (i) since January 1,
1996 there has not occurred or been threatened any strikes, slow downs, picketing, work stoppages, concerted refusals to work or other similar labor activities with respect to employees employed by the Company or any Subsidiary and (ii) no material grievance or arbitration or other proceeding arising out of or under any collective bargaining agreement is pending or threatened.

                  (c) The Company and each Subsidiary is in material compliance with all legal requirements (including any legal obligation to engage in affirmative action) relating to the employment of former, current, and prospective employees, independent contractors and "leased employees" (within the meaning of section 414(n) of the Code) and there are no complaints, charges or claims against the Company or any Subsidiary pending or, to the Knowledge of the Company, threatened in respect thereof.

                  3.21 FAIRNESS OPINION. On or before the date hereof, Goldman, Sachs & Co. has delivered its opinion to the Company's Board of Directors that the Merger Consideration is fair, from a financial point of view, to the holders of the Company Common Stock, a true and correct copy of which has been delivered to Parent.

                  3.22 TRANSACTIONS WITH AFFILIATES. Except as disclosed in the Company Reports filed prior to the date hereof, from January 1, 1999 through the date hereof there have been no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and the Company's affiliates (other than wholly owned Subsidiaries of the Company) or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF WEST EUROPE

                  Except as Previously Disclosed, SRH hereby represents and warrants to Parent as follows:

                  4.1 CORPORATE ORGANIZATION. (a) SRH is a societe anonyme duly organized, validly existing and in good standing under the laws of Luxembourg. SRH has the power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. True and complete copies of the articles of incorporation of SRH, as in effect as of the date of this Agreement, have previously been made available by SRH to Parent.

                  (b) SRH has Previously Disclosed to Parent a complete and correct list of all of SRH's Subsidiaries. Except for the capital stock and securities referred to in the immediately following sentence, there are no outstanding shares of capital stock or other equity securities of any such Subsidiary, options, warrants, stock appreciation rights, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock or other equity securities of such Subsidiary, or contracts, commitments, understandings or arrangements by which such Subsidiary may become bound to issue additional shares of its capital stock or other equity securities, or options, warrants, scrip or rights to purchase, acquire, subscribe to, calls on or commitments for any shares of its capital stock or other equity securities. All of the outstanding shares of capital stock or other securities evidencing ownership of SRH's Subsidiaries are validly issued, fully paid and (except as otherwise required by law) non-assessable and, except as Previously Disclosed, such shares or other securities are owned by SRH or its wholly owned Subsidiaries free and clear of any Lien with respect thereto. Each of SRH's Subsidiaries (i) is a duly organized and validly existing corporation, partnership, limited liability company or other legal entity under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing (to the extent the concepts of "qualification to do business" and "good standing" exist) in all jurisdictions (whether supranational, federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified, and (iii) has all requisite corporate, partnership or other power and authority to own or lease its properties and assets and to carry on its business as now conducted.

                  (c) The   minute   books  of  SRH  and  of  each  of  its
Subsidiaries  accurately reflect in all material respects all material corporate
actions  taken  by  their  stockholders  and  Boards  of  Directors   (including
committees of their Boards of Directors) since January 1, 1996.

                  4.2 CAPITALIZATION. The authorized capital stock of SRH consists solely of 400,000,000 shares, consisting of (a) 200,000,000 authorized common shares, each with a $2.50 par value (the "SRH Common Stock"), of which 71,324,048 shares were issued and outstanding as of the date hereof; and (b) 200,000,000 authorized preferred shares, each with a $2.50 par value (the "SRH Preferred Stock"), of which (i) 1,250,000 have been designated as 7.20% Series A Cumulative Preferred Stock (the "West Series A Preferred Stock"), all of which were issued and outstanding as of the date hereof and (ii) 1,500,000 have been designated as 6.35% Series B Cumulative Preferred Stock (the "West Series B Preferred Stock"), all of which were issued and outstanding as of the date hereof. As of December 31, 1998, 721,986 shares of SRH Common Stock and no shares of SRH Preferred Stock were held in SRH's treasury. All of the outstanding shares of SRH Common Stock are admitted to the official listing of the Luxembourg Stock Exchange and all of the outstanding shares of SRH Preferred Stock are admitted to the official listing on the Luxembourg Stock Exchange and the Frankfurt Stock Exchange. No shares of SRH Common Stock or SRH Preferred Stock are reserved for issuance, except for 473,670 shares of SRH Common Stock reserved for issuance in connection with the 1989 Stock Award Plan of SRH at December 31, 1998. All of the issued and outstanding shares of SRH Common Stock and SRH Preferred Stock have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except as provided below, SRH does not have and is not bound by any outstanding subscriptions, options, warrants, calls, stock appreciation rights, commitments or agreements of any character calling for the purchase or issuance of any shares of SRH Capital Stock (as defined below) or any other equity securities of SRH or any securities representing the right to purchase or otherwise receive any shares of SRH Capital Stock or requiring any payment relating to the value or market price of SRH Capital Stock. SRH has Previously Disclosed a list, as of May 6, 1999, of SRH Option holders, the number of SRH Options held by each such holder, the date of each SRH Option to purchase SRH Common Stock granted, the expiration date of each such SRH Option, the vesting schedule of each such SRH Option, the SRH Stock Option Plan pursuant to which each such SRH Option was granted and the price at which each such SRH Option may be exercised under the applicable SRH Stock Option Plan. SRH has Previously Disclosed a list, as of May 6, 1999, of the SRH Restricted Share holders, the number of SRH Restricted Shares held by each such holder, the date of each SRH Restricted Share granted, the expiration date of each such SRH Restricted Share, the vesting schedule of each such SRH Restricted Share, the SRH Stock Plan pursuant to which each such SRH Restricted Share was granted and the price, if any, at which each such SRH Restricted Share may be settled under the applicable SRH Stock Plan. Except as Previously Disclosed, since December 31, 1998, SRH has not (i) issued any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than shares of SRH Common Stock issued upon the exercise, settlement or conversion of SRH Options and SRH Restricted Shares outstanding as of May 6, 1999, as described in the immediately preceding sentence or (ii) taken any actions which would cause an antidilution adjustment under any outstanding SRH Options or SRH Restricted Shares. Except as Previously Disclosed, there are no outstanding contractual obligations of SRH or any of its Subsidiaries to repurchase, redeem or otherwise acquire, or to register for sale, any shares of capital stock of SRH or any of its Subsidiaries. Except as Previously Disclosed, there are no outstanding contractual obligations of SRH or any of its Subsidiaries to vote or to dispose of any shares of the capital stock of any of its Subsidiaries. The SRH Common Stock and the SRH Preferred Stock are referred to collectively as the "SRH Captial Stock."

                  4.3  AUTHORITY;  NO  VIOLATION.  (a) SRH has  full  power  and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of SRH prior to the date hereof (which approval satisfies in full the requirements of Luxembourg Law regarding approval by a board of directors), and such approval is in full force and effect. The Board of Directors of SRH has recommended to SRH's stockholders to tender their Shares of SRH Common Stock in the Offer. No other proceeding on the part of SRH and no stockholder vote is necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by SRH and (assuming due authorization, execution and delivery by Parent and the Company) constitutes a valid and binding obligation of SRH, enforceable against SRH in accordance with its terms. In addition, the Board of Directors of SRH has taken all requisite action such that the provisions of any applicable "freezeout", "fair price", "moratorium", "control share acquisition" or other similar anti-takeover statute or regulation, are not applicable to the Merger, the Offer or the other transactions contemplated by this Agreement.

                  (b) Neither the execution and delivery of this Agreement by SRH, nor the consummation by the Company of the Merger or SRH of the Offer, nor compliance by SRH with any of the terms or provisions hereof or thereof, will (i) violate any provision of the articles of association (or similar documents) of SRH or any of its Subsidiaries or (ii) assuming that the consents and approvals referred to in Section 4.4 are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to SRH or any of its Subsidiaries or any of their respective properties or assets, or violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by or rights or obligations under, or result in the creation of any Lien (or have any of such results or effects upon notice or lapse of time, or both) upon any of the respective properties or assets of SRH or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract, or other instrument or obligation to which SRH or any of its Subsidiaries is a party, or by which they or any of their respective properties, assets or business activities may be bound or affected.

                  4.4 CONSENTS AND APPROVALS. Except for (a) the requisite filings with, notices to and approval of the Federal Reserve Board under the BHCA and the Bank Merger Act, the FSA, the HKMA and the FBC, (b) the filing of any required applications or notices with the New York State Banking Department,
(c) the filing with the SEC of the Proxy Statement in definitive form,

(d) the filing of the Articles of Merger with the Maryland Department pursuant to the MGCL, (e) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of supranational, federal, state, local and foreign laws (including, without limitation, securities and insurance laws) relating to the regulation of broker-dealers, futures commission merchants, commodities trading advisors, commodities pool operators, investment advisers and insurance agencies and any applicable SRO, and the rules of the NYSE, the Philadelphia Stock Exchange, the International Stock Exchange, the Swiss Electronic Exchange or the Luxembourg Stock Exchange
(f) the approval of the Merger by the requisite vote of the stockholders of the Company, (g) the expiration of any applicable waiting period under the HSR Act or any consents, authorizations, approvals, filings or exemptions required by any other applicable antitrust law or merger regulation, including the EC Merger Regulation, (h) such additional consents and approvals set forth in Section 4.4 of the SRH Disclosure Schedule, (i) the filing of the Offer Circular with, and the approval of such Offer Circular by, the CSFS, the Frankfurt Stock Exchange, the Luxembourg Stock Exchange and the Swiss Electronic Exchange, and (j) consents, authorizations, approvals, filings and registrations the failure of which to obtain or make would not be reasonably likely to result in a Material Adverse Effect on the Acquired Companies or prevent or materially delay consummation of the Merger, the Offer or the Bank Merger, no consents, authorizations or approvals of or filings or registrations with any Governmental Entity or, of or with any other Person by or on behalf of SRH, are necessary in connection with (x) the execution and delivery by SRH of this Agreement, or (y) the consummation by SRH of the Offer. As of the date hereof, SRH has no reason to believe that any Requisite Regulatory Approvals will not be obtained or satisfied, as the case may be.

                  4.5 REPORTS. SRH and each of its Subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1996 with any Regulatory Agencies, and all other reports, registrations and statements required to be filed by them since January 1, 1996, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of Luxembourg or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of SRH and its Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the Knowledge of SRH, investigation into the business or operations of SRH or any of its Subsidiaries since January 1, 1996. Except as Previously Disclosed, there is no unresolved violation, material criticism, or exception by any Regulatory Agency with respect to any report, registration or statement relating to any examinations of SRH or any of its Subsidiaries.

                  4.6 FINANCIAL Statements. SRH has previously made available to Parent copies of (a) the consolidated statements of condition of SRH and its Subsidiaries as of December 31, 1997 and December 31, 1998, (b) the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1996 through 1998, in each case accompanied by the audit report of KPMG Audit Reviseurs d'entreprises, SRH's independent public accountants and (c) the unaudited consolidated interim financial statements of SRH for the fiscal quarter ended March 31, 1999. The financial statements referred to in the preceding sentence (including the related notes, where applicable) fairly present in all material respects the consolidated financial position of SRH and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth. Each of such statements (including the related notes, where applicable) has been prepared (and, in the case of the financial statements filed after the date of this Agreement, will be prepared) in all material respects in accordance with GAAP or regulatory accounting principles, as applicable, consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of SRH and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP or regulatory accounting principles, as applicable, and any other applicable legal and accounting requirements.

                  4.7 BROKER'S FEES. Neither SRH nor any of its Subsidiaries nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement, except that SRH has retained International Real Returns LLC and Goldman, Sachs & Co. as its financial advisors, pursuant to compensation arrangements which have been disclosed in writing to Parent, and will not be modified subsequent to, the date of this Agreement.

                  4.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. (a) Except as Previously Disclosed in the SRH Disclosure Schedule, since December 31, 1998, no event has occurred and no fact or circumstance shall have come to exist or come to be known which, directly or indirectly, individually or taken together with all other facts, circumstances and events (described in any paragraphs of this Article IV or otherwise), has had, or is reasonably likely to have, a Material Adverse Effect with respect to the Acquired Companies.

                  (b) As  of  the  date  of  this   Agreement,   except  as
Previously Disclosed in the SRH Disclosure Schedule, since December 31, 1998, SRH and its Subsidiaries have carried on their respective businesses in the ordinary and usual course consistent with their past practices (excluding the incurrence of fees and expenses of professional advisors related to this Agreement and the transactions contemplated hereby) and there has not been:

                  (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any SRH Capital Stock, other than regular annual cash dividends on SRH Common Stock and dividends payable on SRH Preferred Stock in accordance with their terms as of the date of this Agreement;

                  (ii) any split, combination or reclassification of any SRH Capital Stock or any issuance or the authorization of any issuance of any other securities in respect of, or in lieu of or in substitution for shares of SRH Capital Stock, except for issuances of SRH Common Stock upon the exercise of SRH Options awarded prior to the date hereof in accordance with the terms of SRH Stock Option Plans; or

                  (iii) except insofar as required by a change in GAAP or other applicable generally accepted accounting methods, any change in accounting methods, principles or practices by SRH or any of its Subsidiaries.

                  4.9 LEGAL PROCEEDINGS. (a) Neither SRH nor any of its Subsidiaries is a party to any, and there are no pending or, to the Knowledge of SRH, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature (i) against SRH or, to the Knowledge of SRH, any of its Subsidiaries, (ii) against any person who is currently an executive officer or director of SRH or any of its Subsidiaries with respect to any of their actions as such or (iii) challenging the validity or propriety of the transactions contemplated by this Agreement. SRH has Previously Disclosed a list of all pending or, to the Knowledge of SRH, threatened Claims and Proceedings which, in each case, seek, or could result in, damages or other amounts payable by SRH or its Subsidiaries, in excess of $3 million ($3,000,000).

                  (b) There is no injunction, order, judgment or decree imposed upon SRH or, to the Knowledge of SRH, any of its Subsidiaries or the assets of SRH or any of its Subsidiaries.

                  4.10 TAX MATTERS. SRH and each of its Subsidiaries has duly filed all Tax returns and reports required to be filed by it, or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, and such returns and reports are true, correct and complete in all material respects.

                  4.11 EMPLOYEE BENEFIT PLANS; ERISA. (a) Except as Previously Disclosed, neither SRH nor any of its Subsidiaries maintain or contribute to, or have any obligation to contribute to, or have any liability, direct or indirect, contingent or otherwise (including, without limitation, a liability arising out of an indemnification, guarantee, hold harmless or similar agreement) with respect to, any material employment, consulting, severance pay, termination pay, retirement, deferred compensation, retention or change in control plan, program, arrangement, agreement or commitment, or an executive compensation, incentive bonus or other bonus, pension, stock option, restricted stock or equity-based, profit sharing, savings, life, health, disability, accident, medical, insurance, vacation, or other employee benefit plan, program, arrangement, agreement, fund or commitment, including any "employee benefit plan" as defined in Section 3(3) of ERISA providing benefits to any current or former employee, consultant or director of SRH or any of its Subsidiaries or any current or former employee, consultant or director of any entity with respect to which SRH or its Subsidiaries is a successor (collectively the "SRH Benefit Plans"). True and complete copies of each SRH Benefit Plan, including, but not limited to, any trust instruments and/or insurance contracts, if any, forming a part thereof, all amendments thereto and the most recent determination letters issued by the Internal Revenue Service, all government and regulatory approvals received from any foreign Regulatory Agency, the most recent summary plan descriptions (including any material modifications) and the most recent audited financial reports for any funded SRH Benefit Plan have been supplied or made available to Parent. Except as Previously Disclosed: (i) neither SRH nor any of its Subsidiaries has any plan or commitment, whether legally binding or not, to create any additional SRH Benefit Plan or modify or change any existing SRH Benefit Plan that would materially increase the benefits provided to any employee or former employee, consultant or director of SRH or any Subsidiary thereof; and (ii) since December 31, 1998 there has been no material change, amendment, modification to, or adoption of, any SRH Benefit Plan.

                  (b) With respect to each SRH Benefit Plan: (i) if intended to qualify under Section 401(a), 401(k) or 403(a) of the Code such plan has received a favorable determination letter from the Internal Revenue Service, or if intended to qualify under any law or regulation of any foreign jurisdiction or Regulatory Agency such plan so qualifies, and SRH is not aware of any circumstances likely to result in revocation of such favorable determination or such qualification; (ii) it has been operated and administered in all material respects in compliance with its terms and all applicable laws and regulations (including but not limited to ERISA, the Code and any relevant foreign laws and regulations); (iii) there are no material pending or, to the Knowledge of SRH, threatened claims against, by or on behalf of any SRH Benefit Plans (other than routine claims for benefits); (iv) to the Knowledge of SRH, no material breaches of fiduciary duty have occurred; (v) no non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred which would subject SRH or any Subsidiary to material liability; (vi) no material Lien imposed under the Code, ERISA or any foreign law exists; and (vii) all contributions, premiums and expenses to or in respect of such SRH Benefit Plan have been timely paid in full or, to the extent not yet due, have been adequately accrued on SRH's consolidated financial statements.

                  (c) Neither SRH nor any of its Subsidiaries has incurred or reasonably expects to incur, either directly or indirectly (including as a result of an indemnification obligation), any material liability under Title I or IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code or any foreign law or regulation relating to employee benefit plans, and to the Knowledge of SRH, no event, transaction or condition has occurred, exists or is expected to occur which could result in any such material liability to SRH, any of its Subsidiaries or, after the Closing, to Parent.

                  (d) SRH and each of its Subsidiaries has complied with, and each such SRH Benefit Plan conforms in operation and form to, all applicable legal requirements, domestic or foreign, including, but not limited to, ERISA and the Code, in all material respects.

                  (e) With respect to each "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) as to which either SRH or any Subsidiary may incur any liability under Section 302 or Title IV of ERISA or
Section 412 of the Code:

                  (i) no such plan is a "multiemployer plan" (within the meaning of Section 3(37) of ERISA) or a "multiple employer plan" (within the meaning of Section 413(c) of the Code);

                  (ii) no such plan has been terminated so as to result, directly or indirectly, in any material liability, contingent or otherwise, of either SRH or any Subsidiary under Title IV of ERISA;

                  (iii) no complete or partial withdrawal from such plan has been made by SRH or any Subsidiary, or by any other Person, so as to result in a material liability to SRH or any Subsidiary, whether such liability is contingent or otherwise;

                  (iv) no proceeding has been initiated by any Person (including the PBGC to terminate any such plan or to appoint a trustee for any such plan;

                  (v) to the Knowledge of SRH, no condition or event currently exists or currently is expected to occur that could result, directly or indirectly, in any material liability of SRH or any Subsidiary under Title IV of ERISA, whether to the PBGC or otherwise, on account of the termination of any such plan;

                  (vi) if any such plan were to be terminated as of the Closing Date or if any Person were to withdraw from such plan, neither SRH nor any Subsidiary would incur, directly or indirectly, any material liability under Title IV of ERISA;

                  (vii) no "reportable event" (as defined in ERISA) for which the 30-day reporting requirement has not been waived has occurred with respect to any such plan, nor has any notice of such event or similar notice to any foreign Regulatory Agency been required to be filed for any SRH Benefit Plan within the past 12 months nor will any such notice be required to be filed as a result of the transactions contemplated by this Agreement;

                  (viii) no such plan which is subject to Section 302 of ERISA or Section 412 of the Code has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and section 412 of the Code, respectively), whether or not waived, and neither SRH nor any of its Subsidiaries has provided, or is required to provide, security to any SRH Benefit Plan pursuant to Section 401(a)(29) of the Code; and

                  (ix) the transactions contemplated hereby will not result in any event described in section 4062(e) of ERISA.

                  (f) Except as Previously Disclosed, with respect to each SRH Benefit Plan that is a "welfare plan" (as defined in Section 3(1) of ERISA), neither SRH nor any Subsidiary has any obligations to provide health, life insurance, or death benefits with respect to current or former employees, consultants or directors of SRH or any of its Subsidiaries beyond their termination of employment or service, other than as required under Section 4980B of the Code, and each such SRH Benefit Plan may be amended or terminated at any time without incurring liability thereunder. Except as Previously Disclosed, there has been no communication to any employee, consultant or director of SRH or any Subsidiary that would reasonably be expected to promise or guarantee any such retiree health or life insurance or other retiree death benefits on a permanent basis.

                  (g) Except as Previously Disclosed, the consummation of the transactions contemplated hereby, either alone or in combination with another event, (whether contingent or otherwise) will not (i) entitle any current or former employee, consultant or director of SRH or any Subsidiary or any group of such employees, consultants or directors to any payment, (ii) increase the amount of compensation due to any such employee, consultant or director (iii) accelerate the vesting or funding of any compensation, stock incentive or other benefit; (iv)

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

result in any "parachute payment" under Section 280G of the Code (whether or not such payment is considered to be reasonable compensation for services rendered); or (v) cause any compensation to fail to be deductible under Section 162(m), or any other provision of the Code or any similar foreign law or regulation.

                  (h) Under    each   SRH   Benefit   Plan   which   is   a
single-employer plan and any foreign plan that is a defined benefit plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA or, with respect to any foreign plan, as determined under any equivalent law or practice (in each case as determined on the basis of the actuarial assumptions contained in SRH Benefit Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such SRH Benefit Plan, and there has been no material adverse change in the financial condition of such SRH Benefit Plan (with respect to either assets or benefits) since the last day of the most recent plan year.

                  (i) SRH has Previously Disclosed a true, correct and complete schedule of all extensions of credit made to the executive officers and directors of SRH and its Subsidiaries and their related interests that are required to be reported to any applicable Regulatory Authority.

                  (j) Except as Previously Disclosed, no SRH Benefit Plan, or SRH or any Subsidiary, is under audit or is the subject of an audit or investigation by the IRS, the U.S. Department of Labor, the PBGC or any other federal or state governmental agency, nor is any such audit or investigation pending or threatened.

                  (k) Except as Previously Disclosed, neither SRH nor any Subsidiary maintains any plan, program or arrangement or is a party to any contract that provides any benefits or provides for payments to any Person in, based on or measured by the value of, any equity security of, or interest in, SRH or any Subsidiary.

                  4.12 LICENSES; COMPLIANCE WITH APPLICABLE LAW. SRH and each of its Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in default under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to SRH or any of its Subsidiaries, and neither SRH nor any of its Subsidiaries has Knowledge of, or has received notice of, any violations of any of the above.

                  4.13 CERTAIN CONTRACTS. Except as Previously Disclosed, neither SRH nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (a) as of the date hereof, with respect to the employment, termination or compensation of any directors, executive officers, key employees or material consultants (other than oral contracts of employment at will which may be terminated without penalty), (b) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (c) which contains any material non-compete or exclusivity provisions with respect to any business or geographic area in which business is conducted with respect to SRH or any of its affiliates or which restricts the conduct of any business by SRH or any of its affiliates or any geographic area in which SRH or any of its affiliates may conduct business or requires exclusive referrals of any business, (d) except as contemplated by Article I hereof or as Previously Disclosed (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the funding, vesting or payment of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or (e) which would prohibit or materially delay the consummation of the Offer or the Merger. SRH has previously made available to Parent true and correct copies of all employment, termination and compensation (including deferred compensation) agreements with executive officers, key employees or material consultants which are in writing and to which SRH or any of its Subsidiaries is a party. Each contract, arrangement, commitment or understanding of the type described in this Section 4.13, whether or not Previously Disclosed, is referred to herein as a "SRH CONTRACT", and neither SRH nor any of its Subsidiaries has Knowledge of, or has received notice of, any violation of the above by any of the other parties thereto.

                  4.14 AGREEMENTS WITH REGULATORY AGENCIES. Except as Previously Disclosed, neither SRH nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any supervisory letter from or has adopted any board resolutions at the request of, any Regulatory Agency or other Governmental Entity, that restricts the conduct of its business or has resulted, or could reasonably be expected to result, in a liability or that in any manner relates to its capital adequacy, its credit policies, its management or its business (each, whether or not set forth in SRH Disclosure Schedule, a "SRH Regulatory Agreement"), nor has SRH or any of its Subsidiaries (a) been advised since January 1, 1996 by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any such SRH Regulatory Agreement or (b) any Knowledge of any pending or threatened regulatory investigation.

                  4.15 DERIVATIVE INSTRUMENTS. Any Derivative Instruments, whether entered into for the account of SRH or one of its Subsidiaries or for the account of a customer of SRH or one of its Subsidiaries, were entered into in the ordinary course of business and, in accordance with prudent business practice and rules, regulations and policies of any Regulatory Authority applicable to SRH and its Subsidiaries, and to SRH's Knowledge, with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of SRH or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. SRH and each of its Subsidiaries have duly performed in all respects all of their obligations thereunder to the extent that such obligations to perform have accrued, and there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

                  4.16 UNDISCLOSED LIABILITIES. Except for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of SRH disclosed to the Parent for the period ended December 31, 1998, liabilities identified in Section 4.17 of the SRH Disclosure Schedule and liabilities incurred in the ordinary course of business consistent with past practice since December 31, 1998, neither SRH nor any of its Subsidiaries has incurred any liability of any nature required by GAAP to be reflected in a balance sheet prepared in accordance with GAAP.

                  4.17 ENVIRONMENTAL MATTERS. (a) The Real Property, and to the Knowledge of SRH, the Loan Properties are in compliance with all applicable Environmental Laws, except for noncompliance that would not reasonably be expected to result in a material liability to SRH or any of its Subsidiaries.

                  (b) There is no suit, claim, action or proceeding pending
or, to the Knowledge of SRH, threatened, before any Governmental Entity, Regulatory Agency or other forum in which SRH or any of its Subsidiaries has been or, with respect to threatened proceedings, may be, named as a defendant
(i) for alleged noncompliance (including by any predecessor), with any Environmental Law or (ii) relating to any Release.

                  (c) To the Knowledge of SRH, there are no facts or circumstances which would provide a reasonable basis for any suit, claim, action or proceeding as described in Section 4.17(b), except for noncompliance that would not reasonably be expected to result in a material liability to SRH or any of its Subsidiaries.

                  (d) To the Knowledge of SRH, there has been no Release in, on, under or affecting any Real Property or Loan Property.

                  4.18 YEAR 2000. SRH has carried out a review to evaluate the extent to which the business or operations of SRH or any of its Subsidiaries will be affected by the Year 2000 Problem (as defined below). As a result of such review, SRH has no reason to believe, and does not believe, that the Year 2000 Problem will have a Material Adverse Effect or result in any material loss or interference with the business or operations of the Acquired Companies. SRH reasonably believes, after due inquiry, that the suppliers, vendors, customers or other material third parties used or served by SRH and its Subsidiaries are addressing or will address the Year 2000 Problem in a timely manner. SRH is in compliance with all applicable requirements of any Governmental Entity relating to the Year 2000 Problem and has not received any correspondence from or provided any written information to any Governmental Entity relating to the Year 2000 Problem other than as Previously Disclosed, complete and accurate copies of which have been made available to Parent. SRH has previously provided to Parent complete and accurate copies of all of its internal plans, including estimates of the anticipated associated costs, for addressing the Year 2000 Problem as it relates to SRH and its Subsidiaries. "Year 2000 Problem" means the risk that computer hardware or software applications will not record, store, process, calculate and present calendar dates falling on and after January
1, 2000, and calculate information dependent upon or relating to such dates, in the same manner and with the same functionality, data integrity and performance as such products record, store, process, calculate and present calendar dates falling on or before December 31, 1999, and calculate information dependent on or relating to such dates.

                  4.19 LABOR MATTERS. (a) Except as Previously Disclosed, (i) the employees employed by SRH or any Subsidiary are not represented by any labor union or other labor representative or organization (ii) there are no contracts, arrangements, commitments or understandings with or to a labor union or other labor organization, including any collective bargaining agreements or other similar arrangements in effect with respect to such employees and, (iii) there are no other persons attempting to represent or organize or purporting to represent for bargaining purposes any employees employed by SRH or any Subsidiary.

                  (b)......Except as Previously Disclosed,  (i) since January 1,
1996 there has not occurred or been threatened any strikes, slow downs, picketing, work stoppages, concerted refusals to work or other similar labor activities with respect to employees employed by SRH or any Subsidiary and (ii) no material grievance or arbitration or other proceeding arising out of or under any collective bargaining agreement is pending or threatened.

                  (c)......SRH  and each  Subsidiary  is in material  compliance with all legal requirements (including any legal obligation to engage in affirmative action) relating to the employment of former, current, and prospective employees and independent contractors and there are no complaints, charges or claims against SRH or any Subsidiary pending, or to the knowledge of the SRH, threatened in respect thereof.

                  4.20 FAIRNESS OPINION. On or before the date hereof, Goldman, Sachs & Co. has delivered its opinion to SRH's Board of Directors that the consideration to be offered by Parent or Offer Sub to the holders of SRH Common Stock in the Offer is fair, from a financial point of view, to the holders of SRH Common Stock, a true and correct copy of which has been delivered to Parent.

                  4.21 TRANSACTIONS WITH AFFILIATES. Except as Previously Disclosed, from January 1, 1997 through the date hereof there have been no transactions, agreements, arrangements or understandings between SRH or any of its Subsidiaries, on the one hand, and SRH's affiliates (other than wholly owned Subsidiaries of SRH) or other Persons, on the other hand, that would, if SRH were an Exchange Act Reporting Company, be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF PARENT

                  Except as Previously Disclosed, Parent hereby represents and warrants to the Company and SRH as follows:

                  5.1 CORPORATE ORGANIZATION. Parent is a public limited company duly organized and validly existing under the laws of England. Promptly following the date hereof, Merger Sub will be a corporation duly organized, validly existing and in good standing under the laws of the

State of Maryland, and all of its outstanding capital stock will be owned directly or indirectly by Parent. Merger Sub will be formed solely for the purpose of engaging in the transactions contemplated hereby, will conduct its operations only as contemplated hereby and will engage in no other business activities other than activities conducted in furtherance of the transactions contemplated hereby; provided, however, that Merger Sub may incur indebtedness that does not contravene any other provision hereof, including Section 5.4. Parent has the requisite power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business (to the extent the concept of "qualification to do business" exists) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary.

                  5.2 AUTHORITY; NO VIOLATION. (a) Parent has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Merger Sub will have full corporate power and authority to enter into and deliver this Agreement and become a party hereto, and to consummate the transactions contemplated hereby.

                  (b) The consummation of the transactions contemplated hereby has been duly and validly approved by a duly authorized committee of the Board of Directors of Parent, and will be duly and validly approved by the Board of Directors of Merger Sub, and Parent will cause the stockholder or stockholders of Merger Sub to approve the Merger. No other corporate proceedings on the part of Parent and no vote of Parent's stockholders are necessary to consummate the transactions contemplated hereby.

                  (c) The execution and delivery of this Agreement by Parent has been duly and validly authorized in accordance with applicable law. This Agreement has been duly and validly executed and delivered by Parent and (assuming due authorization, execution and delivery by the Company and SRH) constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms.

                  (d) Neither  the execution and delivery of this Agreement
by Parent, nor the consummation by Parent and Merger Sub of the Merger and the Offer, nor compliance by Parent and Merger Sub with any of the terms or provisions hereof, will (i) violate any applicable law or the memorandum and articles of association, certificate of incorporation, bylaws or other organizational documents of Parent or Merger Sub, as applicable, or (ii) assuming that the consents and approvals referred to in Section 5.3 are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, or violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Parent or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract or other instrument or obligation to which Parent or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

                  5.3  CONSENTS  AND  APPROVALS.  Except  for (a) the  requisite filings with, notices to and approval of the Federal Reserve Board under the BHCA and the Bank Merger Act, the FSA, the HKMA, and the FBC, (b) the filing of any required applications or notices with the New York State Banking Department,
(c) the filing  with the SEC of the Proxy  Statement  in  definitive  form,  (d)
approval of the Merger by the board of directors of Merger Sub and by the stockholders of Merger Sub in accordance with the MGCL and the filing of the Articles of Merger with the Maryland Department pursuant to the MGCL, (e) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of supranational, federal, state, local and foreign laws (including, without limitation, securities and insurance laws) relating to the regulation of broker-dealers, investment advisers and insurance agencies and any applicable SRO, and the rules of the NYSE, the
Philadelphia Stock Exchange, the International Stock Exchange, the Swiss Electronic Exchange or the Luxembourg Stock Exchange, (f) the approval of the Merger by the requisite vote of the stockholders of the Company, (g) the expiration of any applicable waiting period under the HSR Act or any consents, authorizations, approvals, filings or exemptions required by any other applicable antitrust law or merger regulation, including the EC Merger Regulation, (h) such additional consents and approvals set forth in Section 5.3 of the Parent Disclosure Schedule, (i) the filing of the Offer Circular with, and the approval of such Offer Circular by, the CSFS, the Luxembourg Stock Exchange and the Swiss Electronic Exchange, and (j) consents, authorizations, approvals, filings and registrations the failure of which to obtain or make would not be reasonably likely to result in a Material Adverse Effect on Parent or prevent or materially delay consummation of the Merger, the Offer or the Bank Merger, no consents, authorizations or approvals of or filings or registrations with any Governmental Entity or, of or with any other Person by Parent, are necessary in connection with (x) the execution and delivery by Parent and Merger Sub of this Agreement, (y) the consummation by Merger Sub of the Merger or by HSBC Bank USA of the Bank Merger or (z) the consummation by Parent or Offer Sub of the Offer. As of the date hereof, Parent has no reason to believe that any Requisite Regulatory Approvals will not be obtained or satisfied without imposition of a Burdensome Condition, as the case may be.

                  5.4 FINANCING. Parent will have available all the funds necessary to perform its obligations under this Agreement, including consummating the transactions contemplated by this Agreement on the terms contemplated hereby and make the payment of all fees and expenses relating to such transactions.

                  5.5 FINANCIAL REPORTS. Parent has previously made available to the Company and SRH copies of (i) the consolidated balance sheets of Parent and its Subsidiaries as of December 31, 1998, (ii) the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal year 1998 as reported in its Annual Report for the fiscal year ended December 31, 1998 (the "Parent Financial Reports") in each case accompanied by the audit report of its independent public accountants. The Parent Financial Reports (including the related notes, where applicable) fairly present in all material respects the consolidated financial position of Parent and its Subsidiaries for the respective fiscal periods or as of the respective dates
therein set forth; each of such statements (including the related notes, where applicable) comply in all material respects with applicable accounting requirements; and each of such statements (including the related notes, where applicable) has been prepared in all material respects in accordance with generally accepted accounting principles in the United Kingdom or regulatory accounting principles, as applicable, consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto.

                  5.6 LITIGATION; REGULATORY ACTION. (a) No litigation, claim or other proceeding before any court or governmental agency is pending against it or, to its Knowledge, any of its Subsidiaries and, to its Knowledge, no such litigation, claim or other proceeding has been threatened, in each case that would or would reasonably be expected to have a Material Adverse Effect on Parent.

                  (b) Neither  it  nor,  to  its  Knowledge,   any  of  its
Subsidiaries or properties, is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter of similar submission to, or extraordinary supervisory letter from, any Regulatory Authority.

                  (c) Neither  it  nor,  to  its  Knowledge,   any  of  its
Subsidiaries, has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

                  5.7 ABSENCE OF CERTAIN CHANGES. Except as publicly disclosed in London prior to the date hereof, since December 31, 1998, (i) it and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice and (ii) no event has occurred and no fact or circumstance shall have come to exist or come to be known which, directly or indirectly, individually or taken together with all other facts, circumstances and events (described in any paragraph of this Article V or otherwise), has had, or is reasonably expected to have a Material Adverse Effect with respect to Parent.

                  5.8 YEAR 2000. Neither Parent nor any of its Subsidiaries has received, nor to the Knowledge of Parent are there facts that would form the basis for the issuance of, a Year 2000 Deficiency Notification Letter. Parent has a plan for addressing the Year 2000 Problem and Parent's United States operations have plans for addressing the issues set forth in the Year 2000 guidance papers issued by the Federal Financial Institutions Examination Council, including the statements dated May 5, 1997, entitled "Year 2000 Project Management Awareness," December 17, 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," and October 15, 1998, entitled "Interagency Guidelines Establishing Year 2000 Standards for Safety and Soundness," as such issues affect any of Parent or its Subsidiaries, as applicable. Between the date of this Agreement and the Effective Time, Parent shall use its reasonable best efforts to implement such plans.

                                   ARTICLE VI

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

                  6.1 CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE TIME. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement or the Option Agreement, the Company and SRH shall each, and shall cause its respective Subsidiaries to,
(a) conduct their business only in the usual, regular and ordinary course consistent with past practice, (b) use reasonable best efforts to maintain and preserve intact their business organization, employees and advantageous business relationships and retain the services of their key officers and key employees,
(c) take no intentional action which would adversely affect or delay in any material respect the ability of either Parent, SRH or the Company to obtain any Requisite Regulatory Approvals and (d) use reasonable best efforts to obtain any third party approvals that are necessary or appropriate for the Successor Corporation to conduct the business of the Company and its subsidiaries as currently conducted following the Effective Time.

                  6.2 FORBEARANCES OF THE COMPANY AND SRH. During the period from the date of this Agreement to the Effective Time, except as Previously Disclosed or except as expressly contemplated or permitted by this Agreement or the Option Agreement, neither the Company nor SRH shall, nor shall either permit any of its Subsidiaries to, without the prior written consent of Parent:

                  (a) other   than  in  the  ordinary  course  of  business
consistent with past practice, incur (i) any indebtedness for borrowed money (other than deposits and similar liabilities, short-term indebtedness incurred to refinance existing short-term indebtedness, indebtedness of the Company's
Subsidiaries to the Company or any of its wholly owned Subsidiaries, indebtedness of SRH's Subsidiaries to SRH or any of its wholly owned
Subsidiaries and indebtedness under existing lines of credit), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance or (ii) any capital expenditures, obligations or liabilities;

                  (b) (i) adjust, split, combine or reclassify any capital stock; (ii) make, declare or pay any dividend (except, (A) regular annual or quarterly cash dividends (with record and payment dates consistent with past practice) at a rate not in excess of the rate heretofore in effect on the Company Common Stock or the SRH Common Stock and dividends on the Company Preferred Stock or SRH Preferred Stock pursuant to the terms thereof and (B) dividends paid in the ordinary course of business by any wholly owned Subsidiary of the Company or of SRH) or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock; (iii) grant any additional Options, Restricted Shares, Incentive Compensation Awards, SRH Options or SRH Restricted Shares, or grant any Person any right to acquire any shares of its capital stock or any right the value of which is based on the value of shares of its capital stock,
(iv) issue any additional shares of capital stock, other than with respect to the conversion of convertible securities outstanding as of the date hereof pursuant to their terms and the exercise, conversion or settlement of Options or SRH Options granted prior to the date hereof pursuant to the Company Stock Plans or the SRH Stock Plans; or (v) enter into any agreement, understanding or arrangement with respect to the sale or voting of its capital stock;

                  (c) sell,   transfer,  mortgage,  encumber  or  otherwise
dispose of any of its material properties or assets, including, without limitation, capital stock in any Subsidiaries of the Company or of SRH, to any individual, corporation or other entity other than a direct or indirect wholly owned Subsidiary, or cancel, release or assign any indebtedness to any such Person or any claims held by any such Person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement;

                  (d) except for transactions in the ordinary course of business consistent with past practice, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation, limited partnership or other entity other than a wholly owned Subsidiary;

                  (e) except for transactions in the ordinary course of business consistent with past practice, enter into or terminate any material lease, contract or agreement, or make any material change in any of its material leases, contracts or agreements, other than renewals of leases, contracts or agreements without material changes of terms;

                  (f) other   than  in  the  ordinary  course  of  business
consistent with past practice or as required by law or contracts in effect as of the date hereof set forth in Section 6.2 of the Company Disclosure Schedule or of the SRH Disclosure Schedule, increase in any manner the wages, salaries, compensation, pension or other fringe benefits or perquisites of any current or former employees, consultants or directors of the Company or of SRH or any of their respective Subsidiaries, or vest, fund or pay any pension or retirement allowance other than as required by any existing Company Benefit Plans or SRH Benefit Plans disclosed in the Company Disclosure Schedule or the SRH Disclosure Schedule to any such current or former employees, consultants or directors or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment, severance, consulting, retention, change in control, termination, deferred compensation or incentive pay agreement with or for the benefit of any current or former employee, consultant or director or accelerate the vesting, funding or payment of any compensation payment or benefit (except pursuant to the terms of existing plans or agreements disclosed on the Company Disclosure Schedule or on the SRH Disclosure Schedule);

                  (g) settle any material claim, action or proceeding involving money damages or waive or release any material rights or claims, except in the ordinary course of business consistent with past practice;

                  (h) change   its  methods  of  accounting  in  effect  at
December 31, 1998, except as required by changes in GAAP or, in the case of SRH and its Subsidiaries, other applicable generally accepted accounting principles, or change any of its methods of reporting material items of income and deductions for Tax purposes from those employed in the preparation of the Tax returns of the Company and of SRH for the taxable years ending December 31, 1998 and 1997, except as required by changes in law or regulation or as Previously Disclosed;

                  (i) adopt or implement any amendment to its articles or certificate of incorporation, articles of association, bylaws (or similar documents) or any plan of consolidation, merger or reorganization;

                  (j) take any intentional action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VIII not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law, regulation or safe and sound banking practices; or

                  (k) agree to, or make any commitment to, take any of the actions prohibited by this Section 6.2.

                  6.3 COVENANTS OF PARENT. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated by this Agreement, Parent shall, and shall cause its Subsidiaries to, (a) not take, or agree to, or make any commitment to take, any action, without the prior written consent of the Company and of SRH (which consent shall not be unreasonably withheld or delayed), that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VIII not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law, regulation or safe and sound banking practices (b) take no intentional action which would adversely affect or delay in any material respect, the ability of either Parent, SRH or Company to obtain any Requisite Regulatory Approval and (c) use its reasonable best efforts to obtain any third party approvals that are necessary or appropriate for the Successor Corporation to conduct the business of the Company and its respective Subsidiaries as currently conducted following the Effective Time.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

                  7.1 REGULATORY MATTERS. (a) Each of the Company, SRH and Parent agrees to cooperate in the preparation of (i) the proxy statement and other proxy solicitation materials of the Company (the "Proxy Statement") and all related documents) in connection with the Company Meeting (as defined in
Section 7.5) and (ii) an offer document to be filed by Parent and/or Offer Sub with the CSFS and any other applicable Regulatory Authority and/or stock exchange in connection with the Offer (the "Offer Circular"). Provided Parent has cooperated as required above, the Company agrees to file the Proxy Statement in preliminary form with the SEC as promptly as reasonably practicable and to file the final Proxy Statement as soon as reasonably practicable after any SEC comments with respect to the preliminary Proxy Statement are resolved. Parent shall file the Offer Circular with the CSFS and any other applicable Regulatory Authority and/or stock exchange at such time as it shall reasonably determine is necessary in order to consummate the Offer in accordance with Section 7.13. The Company and SRH agree to furnish to Parent all information concerning the Company and SRH, their Subsidiaries, officers, directors and stockholders as may be reasonably requested in connection with the foregoing.

                  (b) Each of the Company, SRH and Parent agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or any statement which, in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto and (ii) the Offer Circular at the date of mailing, and at the time of the consummation of the Offer, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Each of the Company, SRH and Parent further agrees that if it shall become aware prior to the Effective Time (or the consummation of the Offer) of any information furnished by it that would cause any of the statements in the Proxy Statement (or the Offer Circular) to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Proxy Statement (or the Offer Circular).

                  (c) The Company, SRH and Parent, as appropriate, shall promptly prepare and file all requisite notices and applications with respect to the Merger and the Offer with the Federal Reserve Board, the CSFS, the FSA, the HKMA, the FBC and any other applicable local, state, federal or foreign Regulatory Agency and as required under the HSR Act, the EC Merger Regulation or any other applicable antitrust laws or merger regulations, and shall seek confirmation that no Regulatory Agency objects to the consummation of the transactions contemplated by this Agreement.

                  (d) Subject  to proviso to the first  sentence of Section
7.6, the parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including, without limitation, the Merger and the Offer), and to comply fully with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Entities. Parent, the Company and SRH shall, to the extent practicable, consult each other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Company, SRH or Parent, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

                  (e) Parent, SRH and the Company shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the Offer Circular or any other statement, filing, notice or application made by or on behalf of Parent, SRH, the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

                  (f) Parent,  SRH and the Company  shall  promptly  advise
each other upon receiving any communication  from any Governmental  Entity whose
consent  or  approval  is  required  for   consummation   of  the   transactions
contemplated by this Agreement.

                  7.2  ACCESS TO  INFORMATION.  (a) Upon  reasonable  notice and subject to applicable laws relating to the exchange or transfer of information, the Company and SRH shall, and shall cause their respective Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of Parent, access, during normal business hours during the period prior to the Effective Time, to all properties, books, contracts, commitments and records and, during such period, the Company and SRH shall, and shall cause their respective Subsidiaries to, make available to Parent (i) a copy of each report, schedule, registration statement and other document filed or received during such period pursuant to the requirements of the supranational federal, state, local or foreign securities laws or banking laws (other than reports or documents which the Company and SRH are not permitted to disclose under applicable law) and (ii) all other information concerning their business, properties and personnel as Parent may reasonably request. Neither the Company nor SRH nor any of their Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of their respective customers, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, or binding agreement entered into prior to the date of this Agreement, but shall disclose the nature of all such withheld information. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Upon reasonable notice and subject to applicable laws relating to the exchange of information, Company and SRH shall furnish Parent with all reasonable information relevant to its ability to consummate the Merger, the Offer and the other transactions contemplated hereby.

                  (b) Each of Parent, the Company and SRH shall hold all information furnished by or on behalf of any other party or any of such party's Subsidiaries or representatives pursuant to Section 7.2(a) or (b) or otherwise in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated April 27, 1999, among the Company, SRH and Parent (the "Confidentiality Agreement").

                  (c) No investigation by any of the parties or their respective representatives shall affect the representations and warranties of the other set forth herein.

                  7.3 BOARD RECOMMENDATION. (a) The Company's Board of Directors has adopted a resolution recommending approval of this Agreement and the Merger by the Company's stockholders, and except as provided in the next sentence, the Board of Directors of the Company shall at all times recommend approval of the Merger by the Company's stockholders. The Board of Directors of the Company shall be permitted to withdraw or modify in a manner adverse to Parent and Merger Sub (or not to continue to make) its recommendation to its stockholders if, but only if, (a) in the opinion of the Company's outside counsel, such action is required in order for the Board of Directors of the Company to comply with duties applicable to directors under applicable law, (b) the Company has given Parent five business days' prior notice of its intention to withdraw or modify such recommendation and the Company's Board of Directors has considered any proposed changes to this Agreement (if any) proposed by Parent and (c) the Company has fully and completely complied with Section 7.4; provided that, unless a court of competent jurisdiction shall have determined that under the MGCL the Board is required to have the ability to revoke such resolution, the Company's Board of Directors shall under no circumstance revoke the resolution adopted prior to the execution hereof determining that the Merger is advisable.

                  (b) SRH's Board of Directors has adopted a resolution recommending, and at all times shall recommend, that holders of SRH Common Stock tender their shares pursuant to the Offer, except in order for the Board of Directors to comply with duties applicable to directors under applicable law.

                  7.4 OTHER OFFERS. The Company, SRH and their respective Subsidiaries, and the officers, directors, financial or legal advisors of the Company, SRH and their respective Subsidiaries, will not, directly or indirectly, (a) take any action to solicit, initiate or encourage any Acquisition Proposal or Alternative Offer or (b) engage in negotiations with, or disclose any nonpublic information relating to the Company, SRH or any of their respective Subsidiaries or afford access to the properties, books or records of the Company, SRH or any of their respective Subsidiaries to, any Person that may be considering making, or has made, an Acquisition Proposal or Alternative Offer; provided that the Company and SRH may, in response to an unsolicited written proposal from a third party regarding an Acquisition Proposal or Alternative Offer engage in the activities specified in clause (b) of this
Section 7.4, if (i) in the opinion of the outside counsel of the Company or of SRH, as the case may be, such action is required for the Board of Directors of the Company or of SRH, as the case may be, to comply with the duties applicable to directors under applicable law and (ii) the Company or SRH has received from such third party an executed confidentiality agreement with terms not materially less favorable to the Company or to SRH than those contained in the Confidentiality Agreement. The Company and SRH will immediately notify Parent orally and will promptly (and in no event later than 24 hours after the relevant event) notify Parent in writing (which oral and written notices shall identify the Person making the Acquisition Proposal or Alternative Offer or request for information and set forth the material terms thereof) after having received any Acquisition Proposal or Alternative Offer, or request for nonpublic information relating to the Company or SRH or any of their respective Subsidiaries or for access to the properties, books or records of the Company, SRH or any of their respective Subsidiaries by any Person who is considering making or has made an Acquisition Proposal or Alternative Offer. The Company and SRH will keep Parent fully and currently informed of the status and details of any such Acquisition Proposal or Alternative Offer or request and any related discussions or negotiations. The Company and SRH shall, and shall cause their respective Subsidiaries and directors, officers and financial and legal advisors to, cease immediately and cause to be terminated all activities, discussions or negotiations, if any, with any Persons conducted heretofore with respect to any Acquisition Proposal or Alternative Offer. Nothing in this Section 7.4 shall prohibit the Company or its Board of Directors from taking and disclosing to the stockholders of the Company a position with respect to an Acquisition Proposal by a third party to the extent required under the Exchange Act or from making such disclosure to the stockholders of the Company or of SRH which, in the judgment of the outside counsel of the Company or of SRH, is required under applicable law; PROVIDED that nothing in this sentence shall affect the obligations of the Company and of SRH and their respective Boards of Directors under any other provision of this Agreement. For purposes of this Agreement, "Alternative Offer" means any offer or proposal for, or any indication of interest in (a) an acquisition of securities representing 10% or more of the voting power of SRH or 25% or more of the voting power of any Subsidiary of SRH or (b) a purchase, lease or other acquisition or assumption of all or a substantial portion of the assets or deposits of SRH or any of its Subsidiaries. For purposes of this Agreement, "Acquisition Proposal" means any offer or proposal for, or any indication of interest in (w) a merger or consolidation, or any similar transaction, involving the Company or any Significant Subsidiary of the Company, (x) a purchase, lease or other acquisition or assumption of all or a substantial portion of the assets or deposits of the Company or all or substantially all of the assets or deposits of any Significant Subsidiary of the Company, (y) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of beneficial ownership (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act, and the rules and regulations thereunder) of securities representing 10% or more of the voting power of the Company or more than 25% of SRH any Significant Subsidiary of the Company, or (z) any substantially similar transaction.

                  7.5 STOCKHOLDER APPROVAL. The Company shall call a meeting of its stockholders (the "Company Meeting") to be held as soon as reasonably practicable for the purpose of obtaining the requisite stockholder approval required in connection with the Merger. The Company shall recommend (subject to Section 7.3) that its stockholders approve the Merger and shall use its reasonable best efforts to obtain the requisite stockholder approval of the Merger. Without limiting the generality of the foregoing, unless a court of competent jurisdiction shall have determined that holding a meeting under such circumstances would be impermissible under the MGCL, the Company agrees that its obligations pursuant to the first sentence of this Section

7.5 shall not be altered by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal, or a decision by the Board of Directors of the Company to withdraw or modify in a manner adverse to Parent or Merger Sub (or not to continue to make) its recommendation to its stockholders to approve the Merger.

                  7.6 LEGAL CONDITIONS TO MERGER. Each of Parent, SRH and the Company shall, and shall cause its Subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and the Offer and, subject to the conditions set forth in Article VIII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by the Company, SRH or Parent or any of their respective Subsidiaries in connection with the Merger, the Offer and the Bank Merger; PROVIDED that Parent shall not be obligated to agree to any Burdensome Condition. For purposes of this Agreement, "Burdensome Condition" means any conditions, restrictions or requirements which the Board of Directors of Parent reasonably determines would, individually or in the aggregate, (a) reduce the benefits of the Merger, the Offer and the Bank Merger (considered as a single transaction) to such a degree that Parent would not have entered into this Agreement had such conditions, restrictions or requirements been known at the date hereof or (b) have, or would reasonably be expected to have, a material and adverse effect on the Acquired Companies following the Effective Time, it being understood that neither (i) a condition preventing the integration of the computer systems of the Company or SRH or their respective Subsidiaries with those of Parent or its Subsidiaries until after January 1, 2000 or (ii) a condition imposed by U.S. federal or state bank regulatory authorities in connection with the Bank Merger that requires the raising of capital in the bank surviving the Bank Merger consistent with regulatory precedent shall be deemed a Burdensome Condition.

                  7.7 INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE. (a) The articles of incorporation and bylaws of the Successor Corporation shall contain, to the extent permitted by the MGCL, the provisions with respect to limitation of liability and indemnification set forth in the articles of incorporation and bylaws of the Company on the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of the Indemnified Parties (as defined below) in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, actions or omissions relating to the transactions contemplated hereby); provided that the articles of incorporation and bylaws of the Successor Corporation shall not be required to contain such provisions if Parent otherwise provides the same level of indemnification rights to such individuals as contained in the articles of incorporation and bylaws of the Successor Corporation without giving effect to changes permitted by this proviso.

                  (b) From and after the Effective Time, Parent shall cause the Successor Corporation to indemnify, defend and hold harmless, to the fullest extent permitted by the MGCL, the present and former officers and directors of the Company or any of its Subsidiaries in their capacities as such (each an "Indemnified Party") against all losses, expenses, claims, damages or liabilities arising out of actions or omissions occurring on or prior to the Effective Time (including, without limitation, actions or omissions relating to the transactions contemplated hereby).

                  (c) Parent shall use its reasonable best efforts to cause the persons serving as officers and directors of the Company immediately prior to the Effective Time to be covered for a period of six years from the Effective Time by the directors' and officers' liability insurance policy maintained by the Company (provided that Parent may substitute therefore policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time (including, without limitation, actions or omissions relating to the transactions contemplated hereby) which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall Parent be required to expend more than 200% of the current amount expended by the Company (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto; and provided further, that if Parent is unable to maintain or obtain the insurance called for by this Section 7.7(c), Parent shall use its reasonable best efforts to obtain as much comparable insurance as available for the Insurance Amount.

                  (d) In the event Parent or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent assume the obligations set forth in this Section 7.7.

                  (e) The constituent documents or board resolutions of SRH shall contain, to the extent permitted by Luxembourg law, the provisions with respect to limitation of liability and indemnification set forth in such constituent documents or board resolutions on the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of the present and former officers and directors of SRH or any of its Subsidiaries (in their capacities as such) in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, actions or omissions relating to the transactions contemplated hereby); provided that such constituent documents or board resolutions shall not be required to contain such provisions if Parent otherwise provides the same level of indemnification rights to such individuals as contained in such constituent documents without giving effect to changes permitted by this proviso.

                  (f) The provisions of this Section 7.7 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

                  7.8 FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of the Successor Corporation will be authorized to execute and deliver, in the name and on behalf of the Company, SRH or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company, SRH or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Successor Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company or of SRH acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                  7.9 ADVICE OF CHANGES. Parent and the Acquired Companies shall promptly advise the other parties of any change or event having, or which could have, a Material Adverse Effect on it or them, as applicable, or which would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein or would be reasonably likely to cause any of the conditions in Article VIII not to be satisfied or to cause the satisfaction thereof to be materially delayed.

                  7.10 EMPLOYEE BENEFITS. (a) From and after the Effective Time, Parent shall, or shall cause the Successor Corporation to, recognize prior service recognized under the plans of the Company or SRH or any of their Subsidiaries of each employee of the Company or SRH or any of their respective Subsidiaries as of the Effective Time (the "Company Employees" and the "SRH Employees", respectively) as service under the employee benefit plans of Parent or its Subsidiaries for purposes of eligibility and vesting (but not for purposes of benefit accruals) in which such Company Employee or SRH Employee is eligible to participate following the Effective Time. From and after the Effective Time, Parent shall, or shall cause the Successor Corporation to, (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any group health plans of Parent or its Subsidiaries to be waived with respect to the Company Employees, and the SRH Employees and their eligible dependents to the extent that such Company Employees, SRH Employees and their eligible dependents were covered or would have been covered under the group health plans of the Company or SRH immediately prior to the Effective Time and
(ii) give each Company Employee and SRH Employee credit, for the plan year in which such Company Employee or SRH Employee commences participation in the plans of Parent or its Subsidiaries, towards applicable deductibles and annual out-of-pocket limits for expenses incurred prior to the commencement of participation. Parent shall maintain employee benefit plans, programs, policies and arrangements for Company Employees and SRH Employees which provide benefits that are no less favorable in the aggregate to those provided under the applicable employee benefit plans (as defined in Section 3(3) of ERISA (excluding plans exempt under Section 201(2) of ERISA)) of the Company or SRH and their respective Subsidiaries generally available to Company Employees or SRH Employees in effect immediately prior to the Effective Time (other than the Republic 1999 Reorganization Severance Plan), until the earlier of (1) one year after the Effective Date or (2) the time that Parent or its Subsidiaries makes available to such Company Employees and SRH Employees employee benefit plans, programs, policies and arrangements that are no less favorable in the aggregate than are provided to similarly situated employees of Parent or its Subsidiaries in the applicable jurisdiction. From and after the Effective Time, the Successor Corporation shall honor, fulfill and discharge, and shall cause its Subsidiaries to honor, fulfill and discharge, in accordance with the terms, each existing Company Benefit Plan.

                  (b) As soon as practicable following the date hereof, the Company and SRH will offer to enter into retention bonus and pay guarantee agreements with key employees of the

Company and SRH, as determined and approved by Parent in consultation with the Company. In no event shall any amount be payable under any such agreement prior to the Effective Time.

                  (c) As of the Effective Time, the Company or SRH shall remove, or cause to be removed from each and every plan, program, agreement or arrangement any right of any participant thereunder to invest in, or receive a distribution in, Company Common Stock or SRH Common Stock, as the case may be, including without limitation, the Profit Sharing and Savings Plan of Republic National Bank of New York and except with respect to awards and rights as set forth in Sections 1.6, 1.7 and 1.8 hereof, shall cancel, as of the Effective Time, any then outstanding award of Company Common Stock or SRH Common Stock or right the value of which is based on the value of Company Common Stock or SRH Common Stock (and any obligation of the Company, SRH or any of their respective Subsidiaries to deliver such an award or right); provided that the Company or SRH may substitute a cash payment therefor of equivalent value determined as of the Effective Time.

                  7.11 TAKEOVER STATUTES. The Company and SRH will take all steps necessary to exempt (or continue the exemption of) the Merger, the Offer, this Agreement, the Option Agreement and the Stockholder Agreement and the transactions contemplated hereby and thereby (including, without limitation, exercise of the Option (as defined therein)) from, or if necessary challenge the validity or applicability of, any applicable "moratorium", "control share", "fair price" or other antitakeover laws and regulations of any state or foreign jurisdiction, as now or hereafter in effect.

                  7.12. ENVIRONMENTAL AUDIT. The Company, SRH or their respective Subsidiaries, as applicable, shall conduct an environmental audit prior to foreclosure on any real property securing any loan if it has Knowledge that any chemical, product, substance, material or waste that would reasonably be expected to result in a liability material to the Company, SRH or their respective Subsidiaries under any Environmental Law was or is present, manufactured, generated, used, recycled, reclaimed, released, stored, treated or disposed of at, in or from such property, and provide the results of such audit to, and consult with, Parent regarding the significance of such audit prior to foreclosure on any such property.

                  7.13. THE OFFER. Provided that this Agreement shall not have been terminated in accordance with Article IX, Parent shall, or shall cause Offer Sub to, commence an offer to acquire all outstanding shares of SRH Common Stock not owned, directly or indirectly, by the Company at a price of $72.00 per share of SRH Common Stock. Parent shall, and shall cause Offer Sub, to use its reasonable efforts to cause the Offer to be consummated at, or as soon as possible following, the Effective Time. The obligation of Parent or Offer Sub to consummate the Offer and to accept for payment and to pay for any shares of SRH Common Stock tendered pursuant thereto shall be subject only to the conditions set forth in Article VIII to this Agreement and to the prior or concurrent consummation of the Merger (collectively, the "Offer Conditions"), which are for the sole benefit of Parent and Offer Sub and may be asserted by Parent or Offer Sub regardless of the circumstances giving rise to any such condition, or waived by Parent or Offer Sub in whole or in part at any time and from time to time in its sole discretion; provided, that in no event shall Parent or Offer Sub purchase any shares of SRH Common Stock pursuant to the Offer if the Merger shall not have occurred or concurrently occur. The Company and SRH agree that no shares of SRH Common Stock held by the Company, SRH or any of their respective Subsidiaries will be tendered to Parent or Offer Sub pursuant to the Offer. Parent and Offer Sub will not, without the prior written consent of SRH, (i) decrease or change the form of the consideration payable in the Offer, (ii) decrease the number of shares of SRH Common Stock sought pursuant to the Offer, (iii) impose additional conditions to the Offer or change the Offer Conditions (provided, that Parent or Investor in its sole discretion may waive any such conditions and, in connection therewith, substitute a less restrictive condition) or (v) make any other change in the terms or conditions of the Offer which is materially adverse to the holders of the shares of SRH Common Stock. Notwithstanding the foregoing, Parent and SRH may, without the consent of the Company or SRH, (x) extend the Offer, if at the scheduled expiration date of the Offer any of the Offer Conditions shall not have been satisfied or waived, until such time as all conditions are satisfied or waived, (xi) extend the Offer for any period required by any statute, rule, regulation, interpretation or position of any Governmental Authority applicable to the Offer, and (xii) extend the Offer for any reason on one or more occasions for an aggregate of not more than 15 business days beyond the latest expiration date that would otherwise be permitted under clauses (x) and (xi) of this sentence. Subject to the Offer Conditions and the terms and conditions of this Agreement, Parent shall, and Parent shall cause Offer Sub to, accept for payment, and pay for, all shares of SRH Common Stock validly tendered and not withdrawn pursuant to the Offer as soon as practicable after the expiration of the Offer.

                  7.14 MERGER SUB. Parent will, as promptly as practicable following the date hereof, form Merger Sub under the MGCL and cause Merger Sub to execute and become a party to this Agreement. From the date of its formation to the Effective Time, Merger Sub shall not, and Parent shall cause Merger Sub not to, engage in any business or other activities, other than activities in furtherance of the Merger and this Agreement or as otherwise permitted by this Agreement.

                                  ARTICLE VIII

                              CONDITIONS PRECEDENT

                  8.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger and the Offer shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) STOCKHOLDER APPROVAL. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the affirmative vote of holders of a majority of the outstanding shares of the Company Common Stock entitled to vote thereon.

                  (b) OTHER   APPROVALS.   All  regulatory   approvals  and
non-objections required to consummate the Merger, the Offer and the Bank Merger shall have been obtained and shall remain in full force and effect, and all statutory waiting periods shall have expired (including, if applicable, the expiration or termination of any waiting period under the HSR Act, the EC Merger Regulation or any other applicable antitrust laws or merger regulations) (all such approvals, non-objections and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals"). For the avoidance of doubt, the term "Requisite Regulatory Approvals" shall be deemed to include the approval or non-objection of the FBC.

                  (c) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger, the Offer or any of the other material transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, materially restricts or makes illegal the consummation of the Merger.

                  8.2 CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB. The obligation of each of Parent and Merger Sub to effect the Merger is also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. Subject to Section 2.3(b), the representations and warranties of the Company and of SRH set forth in this Agreement shall be true and correct in all respects as of the Closing Date (except to the extent such representations and warranties expressly speak as of a specified earlier date, in which case such representations and warranties shall be true as of such earlier date) as though made on and as of the Closing Date; and Parent shall have received certificates signed on behalf of each of the Company and of SRH by their respective Chief Executive Officers and Chief Financial Officers to such effect.

                  (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY AND OF SRH.
The Company and SRH shall have performed in all respects all obligations required to be performed by each of them under this Agreement on or prior to the Closing Date (except to the extent that any failure to so comply (other than with respect to Sections 7.3, 7.4 and 7.5) would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect with respect to the Acquired Companies), and Parent shall have received certificates signed on behalf of each of the Company and of SRH by their respective Chief Executive Officers and Chief Financial Officers to such effect.

                  (c) APPROVALS. All third party approvals (other than the Requisite Regulatory Approvals) that are necessary for the conduct, immediately following the Effective Time, by the Successor Corporation or SRH of the business of the Company and its Subsidiaries or SRH and its Subsidiaries, as applicable, substantially as currently conducted (except for any such approval the failure of which to obtain would not result in a Material Adverse Effect on the Acquired Companies) shall have been obtained and shall remain in full force and effect.

                  (d) NO LITIGATION. No Governmental Entity shall have commenced any litigation seeking to restrain, prevent or unwind the Merger or the Offer or impose material sanctions or penalties as a result thereof or seeking to prevent Parent from having full authority to control and manage the Successor Corporation or SRH after the Effective Time.

                  (e) RESIGNATION   OF   DIRECTORS.   Except  as  otherwise
requested by Parent in writing, the directors of each of the Company, SRH and their respective Subsidiaries shall have executed letters of resignation effective at the Effective Time, in the case of the Directors of the Company, and at such time as their successors have been duly elected and qualified, in the case of SRH and their respective Subsidiaries.

                  (f) NO BURDENSOME CONDITION. No Requisite Regulatory Approval shall have imposed any Burdensome Condition.

                  (g) MINIMUM  TENDER.  Immediately  prior to the Effective
Time and the consummation of the Offer, assuming consummation of the Merger and the purchase of all shares of SRH Common Stock then validly tendered and not withdrawn pursuant to the Offer, Parent would own, directly or indirectly, at least 662/3% of the outstanding SRH Common Stock.

                  8.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. Subject to Section 2.3(b), the representations and warranties of Parent set forth in this Agreement shall be true and correct, as of the Closing Date (except to the extent such representations and warranties speak as of a specified earlier date, in which case such representations and warranties shall be true as of such earlier date) as though made on and as of the Closing Date; and the Company shall have received a certificate signed on behalf of Parent by the Group Financial Director to such effect.

                  (b) PERFORMANCE OF OBLIGATIONS OF PARENT. Parent shall have performed in all respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date (except to the extent that any failure to so comply would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect with respect to Parent), and the Company shall have received a certificate signed on behalf of Parent by the Group Financial Director to such effect.

                  (c) OFFER. The Offer shall have closed or be closing contemporaneously with the Effective Time and Parent shall have provided evidence reasonably satisfactory to the Company that it, Offer Sub or their designee promptly will purchase shares of SRH Common Stock tendered thereto.

                                   ARTICLE IX

                            TERMINATION AND AMENDMENT

                  9.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of the Company of the matters presented in connection with the
Merger:

                  (a) by mutual consent of Parent, the Company and SRH in a written instrument executed and delivered in accordance with their respective applicable laws;

                  (b) by   either  Parent,   the  Company  or  SRH  if  any
Governmental Entity which must grant or satisfy, as the case may be, a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable, or any Governmental Entity of competent jurisdiction shall have issued a final nonappealable injunction permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

                  (c) by either Parent, the Company or SRH if the Merger shall not have been consummated on or before December 31, 1999, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

                  (d) by either Parent, the Company or SRH if there shall have been a material breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of the Company or SRH (in the case of Parent) or Parent (in the case of the Company), which breach (other than a breach of Section 7.4) is not cured within 30 days following written notice to the party committing such breach, or which breach, by its nature or timing, cannot be cured prior to the date referred to in
Section 9.1(c); provided that such breach, if occurring or continuing on the Closing Date, would constitute, individually or in the aggregate with other such breaches, the failure of the conditions set forth in Sections 8.2(a), 8.2(b), 8.3(a) or 8.3(b), as applicable;

                  (e) by either Parent or the Company if any approval of the stockholders of the Company required for the consummation of the Merger and the transactions contemplated hereby shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment or postponement thereof;

                  (f) by Parent if (i) the Board of Directors of the Company shall have withdrawn or modified in a manner adverse to Parent its favorable recommendation of the Merger or (ii) the Board of Directors of SRH shall have recommended that shareholders of SRH not accept the Offer and tender their shares pursuant thereto or (iii) the Company or SRH determines to negotiate (it being understood and agreed that "negotiate" shall not be deemed to include the provision of information to, or the request and receipt of information from, any Person that submits an Acquisition Proposal or Alternative Offer or discussions regarding such information for the sole purpose of ascertaining the terms of such Acquisition Proposal or Alternative Offer and determining whether the Board of Directors will in fact engage in, or authorize, negotiations) with any Person other than Parent or its affiliates in connection with an Acquisition Proposal or Alternative Offer; and

                  (g) by Parent if any Governmental Entity which must grant or satisfy, as the case may be, a Requisite Regulatory Approval has granted such approval subject to a

Burdensome Condition, and such grant and related Burdensome Condition have become final and nonappealable.

                  9.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Parent or the Company as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, and none of Parent, SRH, the Company, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (a) Sections 7.2(b), 9.2 and 10.2 through 10.12 shall survive any termination of this Agreement, (b) such termination shall not affect the Option Agreement or the Stockholder Agreement (which shall remain in effect pursuant to their respective terms unless terminated in accordance therewith) and (c) notwithstanding anything to the contrary contained in this Agreement, neither Parent, SRH, nor the Company shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement or the Option Agreement; provided that in no event shall any party hereto be liable for any remote or punitive damages.

                  9.3 AMENDMENT. Subject to compliance with applicable law, this Agreement may be amended by Parent, the Company and SRH at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company; provided, however, that after any approval of the transactions contemplated by this Agreement by the stockholders of the Company, to the extent required by the MGCL, there may not be, without further approval of such stockholders, any amendment of this Agreement; provided further that any amendment to this Agreement not affecting the terms or conditions of the Offer may be entered into by Parent and the Company without the consent or approval of SRH. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  9.4 EXTENSION; WAIVER. At any time prior to the Effective Time, subject to compliance with applicable law, Parent, SRH and the Company may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto for its benefit, (b) waive any inaccuracies in the representations and warranties of the other parties for its benefit contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein for the waiving party's benefit. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                    ARTICLE X

                               GENERAL PROVISIONS

                  10.1   NONSURVIVAL   OF   REPRESENTATIONS,    WARRANTIES   AND
AGREEMENTS. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument

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

delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein which by their terms apply in whole or in part after the Effective Time.

                  10.2 EXPENSES. Except as otherwise provided in this Section, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense; provided, however, that the costs and expenses of printing and mailing the Proxy Statement, and all filing and other fees paid to the SEC in connection with the Merger, shall be borne equally by Parent and the Company.

                  10.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)    if to Parent, to:

                         HSBC Holdings plc
                         10 Lower Thames Street
                         London EC3R 6AE
                         United Kingdom
                         Attn: Group Company Secretary
                         Fax: 011-44-171-260-8249

                  with a copy to:

                         Cleary, Gottlieb, Steen & Hamilton
                         One Liberty Plaza
                         New York, NY  10006
                         Attention: James F. Munsell, Esq.
                                    Victor I. Lewkow, Esq.
                         Fax:  (212) 225-3999
and
                  (b)    if to the Company, to:

                         Republic New York Corporation
                         452 Fifth Avenue
                         New York, NY 10018
                         Attn: Paul L. Lee, Esq.
                               Executive Vice President and
                               General Counsel
                         Fax: 212-525-8447
                  with a copy to:

                         Sullivan & Cromwell
                         125 Broad Street
                         New York  10004
                         Attention: H. Rodgin Cohen, Esq.
                                    Mitchell S. Eitel, Esq.
                         Fax:  (212) 558-3588
and
                  (c)    if to SRH, to:

                         Safra Republic Holdings S.A.
                         32 Boulevard Royal
                         22449 Luxembourg
                         Attn: Leigh Robertson
                         Fax: 011-352-22-46-52

                  with a copy to:

                         Sullivan & Cromwell
                         125 Broad Street
                         New York  10004
                         Attention: H. Rodgin Cohen, Esq.
                                    Mitchell S. Eitel, Esq.
                          Fax:  (212) 558-3588

                  and to

                          Evinger, Hoss & Prussen
                          2, Place Winston Churchill, B.P. 425
                          L-2014 Luxembourg
                          Attn: Jean Hoss, Esq.
                          Fax: 011-352-44-22-55

                  10.4 INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". No provision of this Agreement shall be construed to require the Company, SRH, Parent or any of their respective directors, Subsidiaries or affiliates to take any action which would violate any applicable law (including any bank secrecy law), rule or regulation. Notwithstanding any other provision of this Agreement, neither Parent, on the one hand, nor the Company or SRH on the other, shall be deemed to have failed to comply with any of its obligations hereunder (other than the giving of notice contemplated by Section 9.1(d)) to the extent such failure is due to a breach (subject to the standard set forth in Section 2.3(b)) by the other party of any of its representations, warranties or covenants set forth herein.

                  10.5 COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                  10.6 ENTIRE AGREEMENT. This Agreement (including the Company Disclosure Schedule, the SRH Disclosure Schedule, the exhibits attached hereto and all other documents and instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof other than the Option Agreement and the Confidentiality Agreement; provided that
Section 5 of the Confidentiality Agreement shall not affect the representations and warranties of any party hereto.

                  10.7 GOVERNING LAW. EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF THE MGCL, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

                  10.8  SEVERABILITY.  Any term or provision  of this  Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                  10.9 PUBLICITY. Neither Parent, the Company nor SRH shall, nor shall any of them permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other parties, which consent shall not be unreasonably withheld or delayed and, in any event, only after consultation with the other parties to the extent feasible.

                  10.10 ASSIGNMENT; THIRD PARTY BENEFICIARIES. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided that Parent may assign its obligation to make the Offer to any direct or indirect wholly owned Subsidiary. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in
Section 7.7, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

                  10.11  COURT PROCEEDINGS.

                  (a) WAIVER OF JURY TRIAL. Each of the parties hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

                  (b) GOVERNMENTAL ENTITY. Notwithstanding any provision herein, no party shall be required to commence any action against any Governmental Entity in order to perform its obligations hereunder.

                  10.12  DEFINITIONS AND USAGE.  (a)  For purposes of this
Agreement:

                  "Acquired Companies" means the Company (or, at and after the Effective Time, the Successor Corporation) and SRH.

                  "affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. The term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agreement" means this Agreement and Plan of Merger, the Company Disclosure Schedule, the SRH Disclosure Schedule and all Exhibits hereto.

                  "Bank" means Republic National Bank of New York.

                  "Bank Merger" means the merger of the Bank with HSBC Bank USA (formerly Marine Midland Bank).

                  "Loan Property" means with respect to any Person, any property securing a loan made by such Person or any of its Subsidiaries or which is deemed to be owned by such Person or any of its Subsidiaries.

                  "Material Adverse Effect" means, (A) with respect to the Acquired Companies, any effect that (1) is or is reasonably likely to be material and adverse to the condition (financial or otherwise), business, liabilities, properties, assets, prospects or results of operations of the Acquired Companies and their Subsidiaries taken as a whole other than any change, effect, event or occurrence arising out of the performance by the parties of their obligations under this Agreement PROVIDED, HOWEVER, that Material Adverse Effect shall not be deemed to include the impact of (i) changes in banking and other laws of general applicability or interpretations thereof by courts or governmental authorities, (ii) changes in GAAP or regulatory accounting requirements applicable to banks and their holding companies generally, (iii) actions or omissions of a party to this Agreement taken with the prior written consent of the other parties to this Agreement, in contemplation of the transactions contemplated hereby, (iv) any modifications or changes to valuation policies and practices in connection with the Merger or restructuring charges, in each case taken with the prior approval of Parent, in connection with the Merger, in each case in accordance with GAAP, (v) any response of clients or customers of the Acquired Companies or their Subsidiaries to the announcement of the Merger and the Offer, and (vi) changes in general economic conditions affecting banks and their holding companies generally except to the extent that such changes have an adverse effect on the Acquired Companies and their Subsidiaries taken as a whole that is greater than the adverse effect on comparable entities or (2) would materially impair the ability of such Person to perform its obligations under this Agreement or to consummate the transactions contemplated hereby; and

                  (B) with respect to Parent, any effect that would materially impair the ability of Parent to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

                  "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "Previously Disclosed" with respect to any party means information set forth in the portion of such party's Disclosure Schedule corresponding to the provision of this Agreement to which such information relates; provided that information which, on its face, reasonably should indicate to the reader that it relates to another provision of this Agreement shall also be deemed to be Previously Disclosed with respect to such other provision.

                  "Real Property" means, with respect to any Person, any property currently or formerly owned or operated by such Person or one of its Subsidiaries and all improvements related thereto, including but not limited to all branches, OREO, or property held for the account of another.

                  "Subsidiary" and "Significant Subsidiary" shall have the meanings ascribed to them in Rule 1-02 of Regulation S-X of the SEC. Notwithstanding the foregoing, for purposes of this Agreement, SRH shall not be deemed a Subsidiary or a Significant Subsidiary of the Company.

                  A reference in this Agreement to any statute shall be to such statute as amended from time to time, and to the rules and regulations promulgated thereunder.

                  (b) Each of the following terms is defined in the Section
                   set forth opposite such term:

                          TERM                                     SECTION
                 ----------------------------------------------    ----------
                 Acquisition Proposal                              7.4
                 Agreement                                         Recitals
                 Alternative Offer                                 7.4

                          TERM                                     SECTION
                 ----------------------------------------------    ----------
                 Articles of Merger                                1.2
                 BHCA                                              3.1(a)
                 Burdensome Condition                              7.6
                 Certificate                                       1.5(a)
                 Claims and Proceedings                            3.9
                 Closing                                           2.1
                 Closing Date                                      2.1
                 Code                                              1.5
                 Company                                           Recitals
                 Company $1.8125 Preferred Stock                   1.4(b)
                 Company $2.8575 Preferred Stock                   1.4(b)
                 Company Benefit Plans                             3.11(a)
                 Company Capital Stock                             3.2
                 Company Common Stock                              1.4(a)
                 Company Contract                                  3.14
                 Company Disclosure Schedule                       2.3(a)
                 Company Employees                                 7.10(a)
                 Company Equity Plans                              1.7
                 Company Meeting                                   7.5
                 Company Preferred Stock                           3.2
                 Company Regulatory Agreement                      3.15
                 Company Reports                                   3.12
                 Company Series A DARTs                            1.4(b)
                 Company Series B DARTs                            1.4(b)
                 Company Series D Preferred Stock                  1.4(b)
                 Company Stock Option Plans                        1.6
                 Company Stock Plans                               1.7
                 Company Employees                                 7.10(a)
                 Confidentiality Agreement                         7.2(b)
                 CSFS                                              3.4
                 Derivative Instruments                            3.16
                 Designated Key Employees                          6.11
                 Draft Company Financial Statements                3.6
                 EC Merger Regulation                              3.4
                 Effective Time                                    1.2
                 Environmental Law                                 3.18(a)
                 ERISA                                             3.11(a)
                 Exchange Act                                      3.6
                 Exchange Agent                                    1.7
                 Exchange Fund                                     1.7
                 FBC                                               3.4
                 Federal Reserve Board                             3.4
                 Fiduciary and DPC Shares                          1.4(d)

                          TERM                                     SECTION
                 ----------------------------------------------    ----------
                 Foreign Plans                                     3.11(l)
                 FSA                                               3.4
                 GAAP                                              3.6
                 Governmental Entity                               3.4
                 HKMA                                              3.4
                 HSR Act                                           3.4
                 Incentive Compensation Award                      1.8
                 Indemnified Party                                 7.7(b)
                 Injunction                                        8.1(c)
                 Insurance Amount                                  7.7(c)
                 Lien                                              3.1(b)
                 Maryland Department                               1.2
                 Merger                                            Recitals
                 Merger Consideration                              1.4(a)
                 Merger Sub                                        Recitals
                 MGCL                                              Recitals
                 NYSE                                              3.4
                 Offer                                             Recitals
                 Offer Circular                                    7.1
                 Offer Conditions                                  7.13
                 Offer Sub                                         Recitals
                 Option Agreement                                  Recitals
                 Option                                            1.6
                 Option Spread                                     1.6
                 Parent                                            Recitals
                 Parent Disclosure Schedule                        2.3(a)
                 Parent Financial Reports                          5.5
                 PBGC                                              3.11(e)
                 Proxy Statement                                   7.1
                 Regulatory Agencies                               3.5
                 Release                                           3.18(b)
                 Requisite Regulatory Approvals                    8.1(b)
                 Restricted Share                                  1.7
                 SEC                                               3.4
                 Securities Act                                    3.12
                 SRH                                               Recitals
                 SRH Benefit Plans                                 4.11
                 SRH Capital Stock                                 4.2
                 SRH Common Stock                                  4.2
                 SRH Contract                                      4.13
                 SRH Disclosure Schedule                           2.3(a)
                 SRH Employees                                     7.10(a)
                 SRH Equity Plans                                  1.7

                          TERM                                     SECTION
                 ----------------------------------------------    ----------
                 SRH Option                                        1.6
                 SRH Option Spread                                 1.6
                 SRH Preferred Stock                               4.2
                 SRH Regulatory Agreement                          4.14
                 SRH Restricted Share                              1.7
                 SRH Stock Option Plans                            1.6
                 SRH Stock Plans                                   1.7
                 SRO                                               3.4
                 Stockholder                                       Recitals
                 Stockholder Agreement                             Recitals
                 Stockholder Parent                                Recitals
                 Successor Corporation                             Recitals
                 Taxes                                             3.10(b)
                 Treasury Shares                                   1.4(a)
                 Year 2000 Deficiency Notification Letter          3.19(c)
                 Year 2000 Problem                                 4.18(c)

                  (c) A fact, event, circumstance or occurrence shall be within a Person's "Knowledge" if, with respect to the Company or any of its Subsidiaries, such fact, event, circumstance or occurrence is or was actually known by any of the Company's or the relevant Subsidiary's executive officers or directors, or, with respect to the Parent or any of its Subsidiaries, such fact, event or circumstance or occurrence is or was actually known by any of Parent's or the relevant Subsidiary's executive officers or directors, or, with respect to SRH or any of its Subsidiaries, such fact, event or circumstance or occurrence is or was actually known by any of SRH's or the relevant Subsidiary's executive officers or directors (or persons serving in a similar capacity to directors under applicable law).

                  (d) The symbol "$" and the word "dollar" or "dollars" shall refer to the lawful currency of the United States of America.

                  IN WITNESS WHEREOF, Parent, the Company and SRH have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                HSBC HOLDINGS PLC


                                By: /s/ DAVID J. SHAW
                                   -----------------------------
                                    Name:   David J. Shaw
                                    Title:  Authorized Signatory


                                REPUBLIC NEW YORK CORPORATION


                                By: /s/ DOV C. SCHLEIN
                                   ---------------------------------
                                    Name:   Dov C. Schlein
                                    Title:  Chairman and
                                            Chief Executive Officer


                                SAFRA REPUBLIC HOLDINGS S.A.


                                By: /s/ A. LEIGH ROBERTSON
                                   ----------------------------------
                                    Name:   A. Leigh Robertson
                                    Title:  General Manager
                                            and Attorney-in-Fact

                                By: /s/ CLAUDE MARX
                                   ------------------------------------
                                    Name:   Claude Marx
                                    Title:  Attorney-in-Fact